Exhibit 4.1

ROYAL BANK OF CANADA

TO

THE BANK OF NEW YORK MELLON

Trustee

Third Supplemental Indenture

Dated as of November 1, 2024

to

Indenture

Dated as of January 27, 2016

Subordinated Debt Securities

6.350% Limited Recourse Capital Notes, Series 5

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness) due 2084

i

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Section 1006.	Election to Redeem; Notice to Trustee	32
Section 1007.	Notice of Redemption	32
Section 1008.	Deposit of Redemption Price	33
Section 1009.	Notes Payable on Redemption Date	33
Section 1010.	Agreement of Holders and Beneficial Owners of the Notes	34

ARTICLE ELEVEN LIMITED RECOURSE TRUST AND SUPPLEMENTAL INDENTURE		34

Section 1101.	Satisfaction of Payment Obligations with Limited Recourse Trust Assets	34
Section 1102.	Limited Recourse Trust Assets	34
Section 1103.	Right Not to Deliver Common Shares or Preferred Shares	35
Section 1104.	Amendments to LRT Declaration of Trust; Termination of LRT Declaration of Trust	35
Section 1105.	Supplemental Indentures Without Consent of Holders	36
Section 1106.	Supplemental Indentures With Consent of Holders	37

ARTICLE TWELVE SUBORDINATION OF NOTES		37

Section 1201.	Applicability of Article Fifteen of the Base Indenture	37
Section 1202.	Notes Subordinate to Deposit Liabilities and Other Indebtedness	37
Section 1203.	Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice	38
Section 1204.	No Fiduciary Duty of Trustee to Holders of Higher Ranked Indebtedness of the Bank	38

ARTICLE THIRTEEN MISCELLANEOUS		39

Section 1301.	Ratification of Base Indenture	39
Section 1302.	Conflict with Base Indenture	39
Section 1303.	Execution in Counterparts	39
Section 1304.	Indenture and Notes Solely Corporate Obligations	39
Section 1305.	Agreement of Subsequent Investors	39
Section 1306.	Waiver of Jury Trial	40

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THIRD SUPPLEMENTAL INDENTURE, dated as of November 1, 2024 (this “Third Supplemental Indenture”) among Royal Bank of Canada, a Canadian chartered bank (the “Bank”), having its corporate headquarters located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 and its head office located at 1 Place Ville-Marie, Montreal, Quebec, Canada H3C 3A9 and The Bank of New York Mellon, as Trustee (the “Trustee”).

RECITALS OF THE BANK

WHEREAS, the Bank and the Trustee have entered into the Indenture, dated as of January 27, 2016 (the “Base Indenture” and, as hereby supplemented and amended, the “Indenture”) providing for the issuance from time to time of series of the Bank’s unsecured subordinated indebtedness (the “Securities”);

WHEREAS, Section 901(7) of the Base Indenture provides, among other things, that the Bank and the Trustee (and any successor Trustee) may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by the Base Indenture;

WHEREAS, pursuant to Section 301 of the Base Indenture, the Bank wishes to provide for the issuance of $1,000,000,000 aggregate principal amount of a new series of Securities to be known as its 6.350% Limited Recourse Capital Notes, Series 5 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) due 2084 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Third Supplemental Indenture;

WHEREAS, the Bank has established Leo LRCN Limited Recourse Trust, a trust established under the laws of Manitoba (the “Limited Recourse Trust”), which is governed by an amended and restated declaration of trust dated as of July 28, 2020, as amended by a first amendment to the amended and restated declaration of trust, dated as of April 15, 2024, as may be further amended or restated from time to time (the “LRT Declaration of Trust”) between the Bank and the LRT Trustee (as defined herein);

WHEREAS, in accordance with the terms of the LRT Declaration of Trust, the LRT Trustee is directed to hold assets in the Limited Recourse Trust for the Bank for the purpose of satisfying the obligations of the Bank under this Indenture for the benefit of the Holders of the Notes under this Third Supplemental Indenture; and

WHEREAS, the Bank has requested and hereby requests that the Trustee execute and deliver this Third Supplemental Indenture; and all requirements necessary to make this Third Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Bank and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Bank, have been satisfied and complied with; and the execution and delivery of this Third Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt whereof is hereby acknowledged, the Bank agrees with the Trustee, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Relation to Base Indenture

This Third Supplemental Indenture constitutes an integral part of the Indenture.

Section 102. Definitions

For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Base Indenture or in the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada, including the accounting requirements of the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”), and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Third Supplemental Indenture;

(5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(6) all references to dollars and $ shall mean U.S. dollars unless otherwise indicated.

“Additional Amounts” has the meaning specified in Section 801.

“Administrative Action” means any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment).

“Applicable Law” has the meaning specified in Section 707.

“Bank Act” means the Bank Act (Canada) as may be amended from time to time.

“Bank Request” or “Bank Order” means a written request or order signed in the name of the Bank by any one of the Chief Executive Officer, the President, a Group Head, the Chief Financial Officer, the Chief Administrative Officer, the Chief Risk Officer, the Chief Human Resources Officer, the Chief Legal Officer, a Senior Executive Vice-President, the Chief Audit Executive, an Executive Vice-President or a Senior Vice-President or by any two of its Vice-Presidents, acting together for such purpose (or any Person designated by one of them, or in the case of any two Vice-Presidents acting together, both of them, in writing as authorized to sign and deliver such written request or order, or any Person designated by the Board of Directors as authorized to sign and deliver such written request or order), and delivered to the Trustee.

“Base Indenture” has the meaning specified in the Recitals.

“Beneficial Owners” means (a) with respect to Global Notes, the beneficial owners of the Notes and (b) with respect to Definitive Notes, the Holders in whose names the Notes are registered.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York and the City of Toronto are authorized or required by law or executive order to close.

“Calculation Agent” means the Bank or its designee.

“Canadian Taxes” has the meaning specified in Section 801.

“Cash Redemption” has the meaning specified in Section 1002.

“Cash Redemption Date” has the meaning specified in Section 1002.

“Code” means the U.S. Internal Revenue Code of 1986, and any statute hereafter enacted in substitution therefor, as such Code, or substituted statute, may be amended from time to time.

“Consent Event” has the meaning specified in Section 706.

“Corporate Trust Office”, with respect to the Trustee, means the principal corporate trust office of the Trustee in New York, New York at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 240 Greenwich Street, Floor 7E, New York, New York 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Bank.

“Date of Issue” means November 1, 2024.

“Definitive Note” means a certificated Note (other than a Global Note) registered in the name of the Holder thereof and issued in accordance with the terms of this Indenture.

“DTC” means The Depository Trust Company (and any successor thereto).

“Event of Default” has the meaning specified in Section 602.

“Excluded Holder” has the meaning specified in Section 801.

“Failed Coupon Payment Date” means the fifth Business Day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes, and has not cured such non-payment by subsequently paying such interest prior to such fifth Business Day.

“Failed Coupon Redemption” has the meaning specified in Section 1004.

“FATCA Withholding Tax” has the meaning specified in Section 801.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the Business Day prior to the first day of such Subsequent Fixed Rate Period.

“Global Note” has the meaning specified in Section 304.

“H.15 Daily Update” means the daily update of H.15 available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15, or any successor site or publication.

“Higher Ranked Indebtedness” has the meaning specified in Section 1202.

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States of America to the extent that the issuance by the Bank or delivery by its transfer agent to that person of Common Shares or Preferred Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank or delivery by its transfer agent to that person of Common Shares or Preferred Shares would cause the Bank to be in violation of any law to which the Bank is subject.

“Initial Fixed Rate Period” means the period from and including the Date of Issue to, but excluding, November 24, 2034.

“Interest Payment Date” has the meaning specified in Section 305.

“Junior Subordinated Indebtedness” means Indebtedness of the Bank which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

“Limited Recourse Trust” has the meaning stated in the fourth recital of this Indenture.

“Limited Recourse Trust Assets” means the assets held by the Limited Recourse Trust from time to time in respect of the Notes, which may only be comprised of (i) Preferred Shares, (ii) Common Shares issued upon an NVCC Automatic Conversion, (iii) cash from the redemption of the Preferred Shares, or (iv) any combination thereof, depending on the circumstances.

“LRT Declaration of Trust” has the meaning stated in the fourth recital of this Indenture.

“LRT Trustee” means Computershare Trust Company of Canada until a successor LRT Trustee shall have become such pursuant to the applicable provisions of the LRT Declaration of Trust, and thereafter “LRT Trustee” shall mean or include each Person who is then an LRT Trustee thereunder.

“Majority Holders” means the Holders of a majority in principal amount of the Outstanding Notes.

“Maturity Date” has the meaning specified in Section 302.

“Notes” has the meaning stated in the third recital of this Indenture and “Note” has the corresponding singular meaning and more particularly means any Note or Notes authenticated and delivered under this Indenture.

“NVCC Automatic Conversion” means, upon the occurrence of a Trigger Event, the automatic conversion of each outstanding Preferred Share into fully-paid and non-assessable Common Shares in accordance with the terms of the Preferred Shares.

“Officers’ Certificate” means a certificate signed by any one of the Bank’s Chief Executive Officer, the President, a Group Head, the Chief Financial Officer, the Chief Administrative Officer, the Chief Risk Officer, the Chief Human Resources Officer, a Senior Executive Vice-President, the Chief Audit Executive, an Executive Vice-President or a Senior Vice-President or by any two of its Vice-Presidents, acting together for such purpose (or any Person designated by one of them, or in the case of any two Vice-Presidents acting together, both of them, in writing as authorized to sign and deliver such certificate, or any Person designated by the Board of Directors as authorized to sign and deliver such certificate), and delivered to the Trustee.

“Payment Recipient” has the meaning specified in Section 801.

“person”, for the purposes of the definitions of Ineligible Person and Significant Shareholder, has the meaning given to it in the Bank Act (Canada). For the avoidance of confusion, “Person” has the meaning given in the Base Indenture.

“Place of Payment”, when used with respect to the Notes, means the place or places where the principal amount of, interest on and Redemption Price of the Notes are payable as specified as contemplated by Section 303.

“Preferred Share Redemption” means any redemption by the Bank of Preferred Shares held in the Limited Recourse Trust in accordance with the terms of such Preferred Shares.

“Preferred Share Voting Event” has the meaning specified in Section 706.

“Preferred Shares” means the Non-Cumulative 5-Year Fixed Rate Reset First Preferred Shares, Series BX (Non-Viability Contingent Capital (NVCC)) of the Bank and the terms and conditions applicable thereto as of the date hereof are attached as Exhibit A hereto.

“Record Date” when used with respect to the interest payable on any Interest Payment Date on the Notes, means the second calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

“Recourse Event” means any of the following: (a) on the Maturity Date, the Bank does not pay the aggregate principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash; (b) the occurrence of a Failed Coupon Payment Date; (c) in connection with the redemption of the Notes, on the Redemption Date for such redemption, the Bank does not pay the Redemption Price in cash; (d) the occurrence of an Event of Default; and (e) the occurrence of a Trigger Event.

“Redemption Date”, when used with respect to any Note to be redeemed, means (i) Cash Redemption Date, (ii) Special Event Redemption Date, or (iii) Failed Coupon Payment Date, as the case may be, but excluding the Trigger Event Redemption Date.

“Redemption Price”, when used with respect to any Note to be redeemed, means the aggregate of (i) the principal amount of the Note, and (ii) any accrued and unpaid interest on the Note up to, but excluding, the applicable Redemption Date.

“Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Additional Tier 1 capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act (Canada).

“Special Event Date” means a date that is a Regulatory Event Date or a Tax Event Date.

“Special Event Redemption” has the meaning specified in Section 1003.

“Special Event Redemption Date” has the meaning specified in Section 1003.

“Subordinated Indebtedness” at any time means the Bank’s subordinated indebtedness within the meaning of the Bank Act.

“Subsequent Fixed Rate Period” means the period from and including November 24, 2034 to, but excluding, November 24, 2039 and each five-year period thereafter from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, November 24 in the fifth year thereafter.

“Superintendent” means the Superintendent of Financial Institutions (Canada).

“surrender” or “delivery” of a Note by a Holder means delivery of the certificates representing such Notes, and the terms “surrendered” and “delivered” have meanings correlative to the foregoing.

“Tax Event Date” means the date on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada (who may be counsel to the Bank) to the effect that:

(1) as a result of:

(A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation;

(B) any Administrative Action; or

(C) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case of clause (1)(A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, Administrative Action, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation, pronouncement or Administrative Action is announced on or after the Date of Issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or Administrative Action is effective and applicable) that the Bank or the Limited Recourse Trust is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes or the Preferred Shares (including dividends thereon) or other Limited Recourse Trust Assets or the Limited Recourse Trust, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority; or

(2) as a result of:

(A) any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of succession), the Bank (or its successor) has become or would become obligated to pay (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced), on the next succeeding date on which interest is due, Additional Amounts with respect to the Notes; or

(B) on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of succession), any action having been taken by any taxing authority of, or any decision having been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (2)(A) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation having been officially proposed, the Bank (or its successor) would become obligated to pay (assuming that such change, amendment, application, interpretation or action is applied to the Notes by the taxing authority and that, in the case of any announced prospective change, such announced change will become effective as of the date specified in such announcement and in the form announced), on the next succeeding date on which interest is due, Additional Amounts with respect to the Notes;

provided that in any such case of clause (2)(A) or (B), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

“Trigger Event” has the meaning set out in the OSFI Capital Adequacy Requirements (CAR) Guideline, Chapter 2 — Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(1) the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(2) a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Trigger Event Notice” has the meaning specified in Section 903.

“Trigger Event Redemption” has the meaning specified in Section 901.

“Trigger Event Redemption Date” has the meaning specified in Section 901.

“U.S. Treasury Rate” means, as at a Fixed Rate Calculation Date, the rate per annum equal to: the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the applicable Fixed Rate Calculation Date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent in its sole discretion.

If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to the foregoing calculation, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor five-year treasury rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of business day and the Fixed Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

If such rate cannot be determined as described above, then (i) the U.S. Treasury Rate will be determined by the Bank or our designee by interpolation between the most recent weekly average yield to maturity for two series of U.S. treasury securities trading in the public securities market, (1) one maturing as close as possible to, but earlier than, the first day of the Subsequent Fixed Rate Period following the next following Fixed Rate Calculation Date, and (2) the other maturing as close as possible to, but later than, the first day of the Subsequent Fixed Rate Period following the next following Fixed Rate Calculation Date, in each case, appearing under the caption “Treasury Constant Maturities” in the most recent published statistical release designated H.15 Daily Update or any successor publication which is published by the U.S. Federal Reserve Board of Governors; or (ii) if the calculation described in clause (i) cannot be determined, then the U.S. Treasury Rate will be the same rate as determined for the prior Fixed Rate Calculation Date, provided, however, that in the case of the first day of the first Subsequent Fixed Rate Period after the Initial Fixed Rate Period, the interest rate on the Notes will be 6.350%.

Section 103. Acts of Holders; Record Dates

For the purposes of these Notes, Section 104 of the Base Indenture is hereby replaced in its entirety as follows:

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Bank. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section 601 of the Base Indenture) conclusive in favor of the Trustee and the Bank, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

For the purposes of this Indenture, the ownership of Notes shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Bank in reliance thereon, whether or not notation of such action is made upon such Note.

The Bank may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders, provided that the Bank may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Bank from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Bank, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 104.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any request to institute proceedings referred to in Section 606(2), (ii) any direction referred to in Section 512 of the Base Indenture, in each case with respect to the Notes, or (iii) any direction referred to in Section 706 in respect of a Preferred Share Voting Event or a Consent Event. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Bank’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Bank in writing and to each Holder in the manner set forth in Section 104.

With respect to any record date set pursuant to this Section, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder in the manner set forth in Section 104, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount

Section 104. Notice to Holders; Waiver

For the purposes of these Notes, Section 106 of the Base Indenture is hereby replaced in its entirety as follows:

Where this Third Supplemental Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if provided in writing by electronic communication or mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail or electronic communication, neither the failure to mail or provide such notice, nor any defect in any notice so mailed or provided, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Any notice so given by mail shall be deemed to have been given on the third Business Day after it is mailed. Any notice so provided by electronic communication shall be deemed to have been validly given on the Business Day received if it is received prior to 4:00 p.m. (New York time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day.

Section 105. Conflict with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the Indenture, the latter provision shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 106. Separability Clause

In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 107. Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108. Benefits of Third Supplemental Indenture

Nothing in this Third Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

Section 109. Governing Law

This Third Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, except for Sections 901, 902, 903, 906, 907, 1103 and 1202 which shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

ARTICLE TWO

FORM OF NOTES

Section 201. Form of Notes

The Notes and the Trustee’s certificate of authentication thereon are to be substantially in the form attached as Exhibit B hereto, with such changes therein as the officer of the Bank executing the Notes (by manual, facsimile or electronic format (i.e., “.pdf” or “.tif”) signature) may approve, such approval to be conclusively evidenced by such officer’s execution thereof.

With respect to the Notes, the final paragraph of Section 303 of the Base Indenture shall be amended by adding the words “(or, solely in the case of a Global Note, by manual, facsimile or electronic signature in accordance with the Trustee’s applicable internal rules and procedures)” immediately after the words “executed by the Trustee by manual signature” and before the comma that follows such words.

ARTICLE THREE

THE NOTES

Section 301. Designation and Principal Amount

There is hereby authorized a series of Securities designated as the 6.350% Limited Recourse Capital Notes, Series 5 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) due 2084 (the “Notes”) having an aggregate principal amount of $1,000,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture and except for Notes which, pursuant to Section 303 of the Base Indenture are deemed to never have been authenticated and delivered under the Base Indenture). The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $1,000,000,000.

The Notes are unsecured Subordinated Indebtedness of the Bank.

All Notes shall be substantially identical except as to denomination.

Section 302. Maturity

The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest then owing, is November 24, 2084 (the “Maturity Date”).

Section 303. Form, Payment and Appointment

Except as provided in Section 305 of the Base Indenture, the Notes will be issued only in book-entry form and will be represented by one or more Global Notes (as defined below) registered in the name of or held by DTC or its nominee. Principal or, subject to Section 1009, the Redemption Price, if any, of a Note shall be payable to the Person in whose name that Note is registered on the Maturity Date or Redemption Date, as the case may be, provided that principal of, the Redemption Price, if any, of and interest on the Notes represented by one or more Global Notes registered in the name of or held by DTC or its nominee will be payable in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Notes. The principal of any certificated Notes will be payable at the Place of Payment set forth below; provided, however, that payment of interest may be made at the option of the Bank by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment.

The Notes shall have such other terms as are set forth in the form thereof attached hereto as Exhibit B.

The Security Registrar, Authenticating Agent and Paying Agent for the Notes shall be the Trustee.

The Place of Payment for the Notes shall initially be the Corporate Trust Office of the Trustee.

The Notes will be issuable and may be transferred only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The amounts payable with respect to the Notes shall be payable in U.S. dollars.

Section 304. Global Note

The Notes shall be issued initially in the form of one or more fully registered global notes (each such global note, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Bank may from time to time designate. Unless and until a Global Note is exchanged for Definitive Notes, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Bank or to a nominee of such successor Depositary.

Section 305. Interest

During the Initial Fixed Rate Period, the Notes shall bear interest on their principal amount at the rate of 6.350% per annum. During each Subsequent Fixed Rate Period until the Maturity Date, the Notes shall bear interest on their principal amount at a rate per annum equal to the U.S. Treasury Rate as determined on the relevant Fixed Rate Calculation Date plus 2.257%. The Notes will be payable quarterly in arrears on February 24, May 24, August 24 and November 24 of each year, commencing on February 24, 2025, or if any such day is not a Business Day, the next Business Day (but no interest will accrue as a result of that postponement) (each such date, an “Interest Payment Date”), to the Holders as of the Record Date.

Section 306. Payment of Interest; Interest Rights Preserved

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

Subject to Section 1004, any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date may be paid by the Bank in any lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Bank to the Trustee of the proposed payment pursuant to this Section, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 307. Payment at Maturity

In connection with the maturity of the Notes on the Maturity Date, the Bank shall repay the aggregate principal amount of the Notes, together with any accrued and unpaid interest, in cash. In the event the Bank does not make such payment, the sole remedy of the Holders shall be recourse to the Limited Recourse Trust Assets.

Section 308. No Repayment at the Option of Holders

The provisions of Article Twelve of the Base Indenture relating to purchases or repayments of Securities by the Bank at the option of the Holder shall not be applicable to the Notes.

Section 309. No Sinking Fund

The provisions of Article Thirteen of the Base Indenture relating to sinking funds shall not be applicable to the Notes.

Section 310. Defeasance and Covenant Defeasance

The provisions of Article Fourteen of the Base Indenture relating to Defeasance and Covenant Defeasance shall not be applicable to the Notes.

Section 311. NVCC Automatic Conversion

The provisions of Article Sixteen of the Base Indenture relating to NVCC Automatic Conversion shall not be applicable to the Notes.

ARTICLE FOUR

ISSUE OF NOTES

Section 401. Issue of Notes

Notes having an aggregate principal amount of $1,000,000,000 may from time to time, upon execution of this Third Supplemental Indenture, be executed by the Bank and delivered to the Trustee for authentication, and upon Bank Order the Trustee shall thereupon authenticate and deliver said Notes in accordance with a Bank Order pursuant to Section 303 of the Base Indenture without any further action by the Bank (other than as required by the Base Indenture).

ARTICLE FIVE

SATISFACTION AND DISCHARGE

Section 501. Applicability of Article Four of the Base Indenture

For purposes of the Notes, Article Four of the Base Indenture is hereby replaced in its entirety by this Article Five.

Section 502. Satisfaction and Discharge of the Indenture

This Indenture shall upon Bank Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Base Indenture and (ii) Notes for whose payment money or Limited Recourse Trust Assets have theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 1003 of the Base Indenture or Section 703 as the case may be) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Bank has deposited or caused to be deposited with the Trustee in trust (i) funds in an amount sufficient to discharge the entire indebtedness on such Notes for principal amount and interest to the Maturity Date or to the Redemption Date, as the case may be, or (ii) in the event of a Recourse Event, all Limited Recourse Trust Assets which Holders of such Notes are entitled to receive under Section 1102;

(2) the Bank has paid or caused to be paid all other sums payable hereunder by the Bank; and

(3) the Bank has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Bank to the Trustee under Section 607 of the Base Indenture, and, if money or Limited Recourse Trust Assets shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 503 and the last paragraph of Section 1003 of the Base Indenture shall survive.

Section 503. Application of Trust Money or Limited Recourse Trust Assets

Subject to the provisions of the last paragraph of Section 1003 of the Base Indenture, all money or Limited Recourse Trust Assets deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Bank acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal amount and interest or the Redemption Price, as the case may be, for whose payment such money or Limited Recourse Trust Assets has been deposited with the Trustee.

ARTICLE SIX

REMEDIES

Section 601. Applicability of Article Five of the Base Indenture

For the avoidance of doubt, except as set forth in this Article Six, Article Five of the Base Indenture applies to the Notes.

Section 602. Events of Default

For the purposes of these Notes, Section 501 of the Base Indenture is hereby replaced in its entirety as follows:

“Event of Default”, wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body); if the Bank shall become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), or go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or otherwise acknowledge its insolvency (provided that a resolution or order for winding-up the Bank, with a view to its consolidation, amalgamation or merger with another bank or the transfer of its assets as an entirety to such other bank, as provided in Article Eight of the Base Indenture, shall not constitute an Event of Default under this Section 602 if such last-mentioned bank shall, as a part of such consolidation, amalgamation, merger or transfer, and, within 90 days from the passing of the resolution or the date of the order for the winding-up or liquidation of the Bank or within such further period of time as may be allowed by the Trustee, comply with the conditions to that end stated in Article Eight of the Base Indenture).

Notwithstanding any other provisions of this Indenture, and for greater certainty, none of (i) the non-payment of principal or interest on the Notes, (ii) a default in the performance of any other covenant of the Bank in this Indenture or (iii) the occurrence of a Trigger Event (including an NVCC Automatic Conversion and Trigger Event Redemption) shall constitute an Event of Default under this Indenture or the Notes.

By acquiring any Note, each Holder and Beneficial Owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges and agrees with and for the benefit of the Bank and the Trustee that a Trigger Event (including an NVCC Automatic Conversion and Trigger Event Redemption) shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Section 603. Recourse to Limited Recourse Trust Assets is Sole Remedy

For purposes of the Notes, Section 502 of the Base Indenture is hereby replaced in its entirety as follows:

Notwithstanding any other provision in this Indenture or the Notes, by acquiring any Note, each Holder and Beneficial Owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges and agrees with and for the benefit of the Bank and the Trustee that the delivery of the applicable Limited Recourse Trust Assets to a Holder shall exhaust all remedies of such Holder under the Notes including in connection with any Event of Default. All claims of a Holder against the Bank shall be extinguished two Business Days following receipt by such Holder of the applicable Limited Recourse Trust Assets. If the Bank does not deliver, or fails to cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder, the sole remedy of such Holder for any claims against the Bank shall be recourse to the applicable Limited Recourse Trust Assets.

For greater certainty, the delivery of Limited Recourse Trust Assets to the Holder shall be deemed to be in full satisfaction of the Notes and shall extinguish all claims of such Holder against the Bank. In case of any shortfall resulting from the value of the Limited Recourse Trust Assets being less than the principal amount of and any accrued and unpaid interest on, or the Redemption Price of, the Notes, all losses arising from such shortfall shall be borne by such Holder and no claim may be made against the Bank.

Section 604. Suits for Enforcement by Trustee

For purposes of the Notes, Section 503 of the Base Indenture is hereby replaced in its entirety as follows:

If an Event of Default or failure to pay the Redemption Price with respect to the Notes occurs and is continuing or the Bank does not deliver, or fails to cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder, the Trustee may in its discretion or at the written direction of a majority of holders under Section 512 of the Base Indenture proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, provided that, for greater certainty, any remedies and any claims against the Bank shall be subject to the limitations set out in Section 603.

Section 605. Application of Money or Limited Recourse Trust Assets Collected

For the purposes of the Notes, Section 506 of the Base Indenture is hereby replaced in its entirety as follows:

Any money or Limited Recourse Trust Assets collected by the Trustee pursuant to this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or Limited Recourse Trust Assets on account of principal amount or interest or of the Redemption Price, as the case may be, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 607 of the Base Indenture;

SECOND: To the payment of the amounts then due and unpaid on account of the principal amount (including any portion of the Redemption Price representing principal) of the Notes in respect of which or for the benefit of which such money or Limited Recourse Trust Assets has been collected; and

THIRD: To the payment of the amounts then due and unpaid on account of interest (including any portion of the Redemption Price representing interest), on the Notes in respect of which or for the benefit of which such money or Limited Recourse Trust Assets has been collected.

Section 606. Limitation on Suits

For purposes of the Notes, Section 507 of the Base Indenture is hereby replaced in its entirety as follows:

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default or non-payment of the Redemption Price with respect to the Notes or failure of the Bank to deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or failure to pay the Redemption Price or failure of the Bank to deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder, in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee full indemnity against reasonable costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Majority Holders;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 607. Rights of Holders to Receive Principal Amount and Interest or Redemption Price

For purposes of the Notes, Section 508 of the Base Indenture is hereby replaced in its entirety as follows:

If a Trigger Event has not occurred, the Holder of any Note shall have the right to receive payment of: (i) the principal amount of and any accrued and unpaid interest on such Note on the Maturity Date, or (ii) in the case of a redemption, the Redemption Price on such Note on the Redemption Date (or such other date specified in this Indenture) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Holder, provided, however, that the sole remedy of Holders if the Bank does not make such payment shall be recourse to the Limited Recourse Trust Assets.

Section 608. Delay or Omission Not Waiver

For purposes of the Notes, Section 511 of the Base Indenture is hereby replaced in its entirety as follows:

No delay or omission by the Trustee or by any Holder to exercise any right or remedy accruing upon any Event of Default, failure to pay the Redemption Price, or failure of the Bank to deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder, shall impair any such right or remedy or constitute a waiver of any such Event of Default or failure or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 609. Waiver of Past Defaults

For purposes of the Notes, Section 513 of the Base Indenture is hereby replaced in its entirety as follows:

The Majority Holders may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default:

(1)	in the payment of the principal amount of, or interest on, any Note, or

(2)	in respect of a covenant or provision hereof which under Article Nine of the Base Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 610. Waiver of Claims Relating to a Trigger Event Redemption

For the purposes of these Notes, Section 516 of the Base Indenture is hereby replaced in its entirety as follows:

To the extent permitted by the Trust Indenture Act, a Holder or Beneficial Owner waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in connection with the redemption of such Notes for Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) upon a Trigger Event.

ARTICLE SEVEN

THE TRUSTEE

Section 701. Applicability of Article Six of the Base Indenture

For the avoidance of doubt, except as set forth in this Article Seven, Article Six of the Base Indenture applies to the Notes.

Section 702. Notice of Defaults

For the purposes of these Notes, Section 602 of the Base Indenture is hereby replaced in its entirety as follows:

If a default occurs hereunder with respect to the Notes, the Trustee shall give the Holders notice of such default within a reasonable time, but not exceeding 30 days after the Trustee becomes aware of such default (unless the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders and has so advised the Bank in writing) and as and to the extent provided by the Trust Indenture Act. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or a failure to pay the Redemption Price with respect to the Notes or a failure of the Bank to deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder.

Where notice of a default is given under the preceding paragraph and such default is thereafter cured, the Trustee shall give the Holders notice of such fact that the default is no longer continuing, within a reasonable time, but not exceeding 30 days after the Trustee becomes aware that such default has been cured.

Section 703. Money or Limited Recourse Trust Assets Held in Trust

For the purposes of these Notes, Section 606 of the Base Indenture is hereby replaced in its entirety as follows:

Money or Limited Recourse Trust Assets held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or Limited Recourse Trust Assets received by it hereunder except as otherwise agreed with the Bank.

Section 704. Compensation and Reimbursement

For the purposes of these Notes, Section 607(5) of the Base Indenture is hereby replaced in its entirety as follows:

(5) the obligations of the Bank under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier removal or resignation of the Trustee, and any Trigger Event Redemption. Such additional indebtedness shall be a senior claim and lien to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. In no event shall the lien granted hereunder attach to any assets of the Bank.

Section 705. Conflicting Interests

For the purposes of these Notes, Section 608 of the Base Indenture is hereby replaced in its entirety as follows:

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall, within ninety days after becoming aware of such conflict, either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under (i) any indenture in respect of debt of the Bank or any of its affiliates, as amended or supplemented or (ii) under the LRT Declaration of Trust.

Subject to the preceding paragraph, the same Person may be named as the Trustee and the LRT Trustee.

The Trustee and any related person to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of the assets or undertaking of the Bank.

Notwithstanding any conflict of interest of the Trustee, this Indenture and the Notes shall remain valid.

Section 706. Trustee to Provide Instructions upon Request of the LRT Trustee

If at any time the LRT Trustee requests instructions from the Trustee as required under the LRT Declaration of Trust (i) in respect of statutory voting rights or voting rights conferred by the bylaws of the Bank in respect of Preferred Shares held in the Limited Recourse Trust and a meeting of holders of the Bank’s preferred shares, including the holders of Preferred Shares, has been called or a written consent is sought from the holders of the Bank’s preferred shares, including the holders of Preferred Shares (each a “Preferred Share Voting Event”), or (ii) in respect of any consent or approval of Holders required under the terms of the LRT Declaration of Trust and this Indenture in respect of an amendment or supplement to the LRT Declaration of Trust or the termination of the Limited Recourse Trust (each a “Consent Event”), the Trustee shall provide notice of such Preferred Share Voting Event or Consent Event, prepared by the Bank or the LRT Trustee, as applicable, to the Holders and solicit written voting instructions from such Holders in respect of such matters for the purpose of preserving the value of the Holders’ interest in the Notes. In respect of each Preferred Share Voting Event and Consent Event, each Holder shall be entitled to provide written instructions in proportion to the aggregate principal amount of Notes held by such Holder.

The Trustee shall deliver to the LRT Trustee the written voting instructions received from the Holders and direct the LRT Trustee to, and the Holders shall be deemed to have directed the LRT Trustee to, (i) vote the Preferred Shares, in respect of each Preferred Share Voting Event, then held in the Limited Recourse Trust in accordance with such voting instructions (it being understood that the LRT Trustee shall be directed to vote the Preferred Shares in favor of, against and abstain on, any matter in the same proportion as voted or abstained on by the Holders), or (ii) take such action, or abstain from taking such action, as the case may be, that is the subject matter of the applicable Consent Event and is approved by the consent of the Holders of the requisite principal amount of Outstanding Notes in accordance with Section 1104.

Section 707. FATCA

In order to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), the Bank agrees (i) to provide to the Trustee upon its request information in the Issuer’s possession about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under the Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with the Applicable Law for which the Trustee shall not have any liability for its withholding or deduction from payment under this Third Supplemental Indenture to the extent necessary to comply with Applicable Law and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Third Supplemental Indenture.

ARTICLE EIGHT

COVENANTS

Section 801. Additional Amounts

The Bank will pay any amounts to be paid by it on the Notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (for the purpose of this Section 801, “Canadian Taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires the Bank to deduct or withhold for or on account of Canadian Taxes from any payment made under or in respect of the Notes, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each Holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the Holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a Holder of a Note, or of a right to receive payment in respect thereto (a “Payment Recipient”), which is herein referred to as an “Excluded Holder”, in respect of any Canadian Taxes imposed because the beneficial owner or Payment Recipient:

(1) is someone with whom the Bank does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(2) is subject to such Canadian Taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof other than by reason of the Holder’s activity in connection with purchasing such Note, the holding of such Note or the receipt of payments thereunder;

(3) is, or does not deal at arm’s length with a person who is, a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Bank;

(4) is subject to such Canadian Taxes by reason of its being an entity in respect of which the Bank is a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada));

(5) presents such Note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting a Note for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any Note means:

(A) the due date for payment thereof, or

(B) if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to Holders of the Notes in accordance with this Indenture;

(6) could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or

(7) is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Sections 1471 through 1474 of the Code (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

For the avoidance of doubt, the Bank will not have any obligation to pay any Holders Additional Amounts on any Canadian Tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the Notes.

The Bank will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Bank will furnish to the Trustee, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Trustee. The Bank will indemnify and hold harmless each Holder of the Notes (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (i) any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, and (ii) any Canadian Taxes levied or imposed and paid by such Holder with respect to any reimbursement under (i) above, but excluding any such Canadian Taxes on such Holder’s net income or capital.

Wherever in this Indenture there is mentioned, in any context, the payment of principal, interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section.

Notwithstanding the provisions of this Section 801, all payments shall be made net of any deduction or withholding imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (any such withholding, a “FATCA Withholding Tax”), and no Additional Amounts shall be payable as a result of any such FATCA Withholding Tax.

Section 802. No Restriction on Other Indebtedness

For the purposes of these Notes, Section 1007 of the Base Indenture is hereby replaced in its entirety as follows:

The Bank may create, issue or incur any other Indebtedness which, in the event of the insolvency or winding-up of the Bank, would rank in right of payment in priority to, equally with, or subordinate to the Notes.

Section 803. Money or Limited Recourse Trust Assets for Notes Payments to Be Held in Trust

For the purposes of these Notes, Section 1003 of the Base Indenture is hereby replaced in its entirety as follows:

If the Bank shall at any time act as its own Paying Agent with respect to the Notes, it will, on each due date of the principal amount of, interest on or the Redemption Price of the Notes, deposit in an account established for the purpose of providing the Persons entitled thereto a sum sufficient to pay the principal amount, interest or the Redemption Price, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Bank shall have one or more Paying Agents for the Notes, it will, on each due date of the principal amount of, interest on or the Redemption Price of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided herein, and (unless such Paying Agent is the Trustee) the Bank will promptly notify the Trustee of its action or failure so to act.

The Bank will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will during the continuance of any default by the Bank (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Bank may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Bank Order direct any Paying Agent to pay, to the Trustee all sums held by the Bank or such Paying Agent, such sums to be held by the Trustee in trust for the benefit of the Persons entitled thereto; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money or Limited Recourse Trust Assets deposited with the Trustee or any Paying Agent in trust for the payment of principal amount of, interest on or the Redemption Price of the Notes and remaining unclaimed for two years after such principal amount, interest or the Redemption Price has become due and payable shall be paid to the Bank on Bank Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Bank for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or Limited Recourse Trust Assets, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Bank cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of Toronto, Ontario, Canada, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money or Limited Recourse Trust Assets then remaining will be repaid to the Bank.

Section 804. Waiver of Certain Covenants

For the purposes of these Notes, Section 1006 of the Base Indenture is hereby replaced in its entirety as follows:

The Bank may, with respect to the Notes, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18), Section 901(2) or Section 901(7) of the Base Indenture or Section 802 or Section 803 of the Third Supplemental Indenture for the benefit of the Holders of such series or in Section 1005 of the Base Indenture if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Bank and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE NINE

DELIVERY OF COMMON SHARES UPON A TRIGGER EVENT

Section 901. Trigger Event

Upon the occurrence of a Trigger Event and immediately following an NVCC Automatic Conversion (the “Trigger Event Redemption Date”), each Outstanding Note shall automatically and immediately be redeemed, on a full and permanent basis, without any action on the part of, or the consent of, the Holders, the LRT Trustee, or the Trustee, for Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) (a “Trigger Event Redemption”).

Section 902. Conversion Rate

The number of Common Shares that will be held in the Limited Recourse Trust following an NVCC Automatic Conversion and immediately before the Trigger Event Redemption will be equal to the product of (a) the number of Preferred Shares held in the Limited Recourse Trust immediately prior to an NVCC Automatic Conversion, times (b) the quotient obtained by dividing (i) the Multiplier multiplied by the Share Value, by (ii) the Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares). For the purposes of this Section, the terms “Multiplier”, “Share Value” and “Conversion Price” shall have the respective meanings ascribed to them in the terms and conditions applicable to the Preferred Shares.

Upon redemption of the Notes for Limited Recourse Trust Assets, each Holder shall receive the number of Common Shares (subject to Section 1103) in proportion to the principal amount of the Outstanding Notes held by each Holder. For greater certainty, any accrued and unpaid interest will not be taken into account.

Section 903. Time of Trigger Event Redemption

A Trigger Event Redemption is deemed to be effected immediately following the occurrence of an NVCC Automatic Conversion and the rights of the Holder of such Notes as the holder thereof shall cease at such time and the person or persons entitled to receive Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) upon a Trigger Event Redemption shall be treated for all purposes as having become the holder or holders of record of such Common Shares at such time. Subject to Section 1003, as promptly as practicable after the occurrence of a Trigger Event, the Bank shall announce the Trigger Event Redemption by way of a press release and shall give notice (a “Trigger Event Notice”) of the Trigger Event Redemption in accordance with the provisions of Section 106 of the Base Indenture to the Holders and the Trustee. From and after the Trigger Event Redemption Date, the Notes shall cease to be outstanding, the holders thereof shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive upon surrender thereof the applicable number of Common Shares as specified in Section 902. A Trigger Event Redemption shall be mandatory and binding upon the Bank and all Holders notwithstanding anything else including, without limitation: (i) the existence or prior occurrence of an Event of Default in respect of the Notes; (ii) any prior action to or in furtherance of a redeeming, exchanging or converting the Notes pursuant to the other terms and conditions of the Indenture;

and (iii) any delay or impediment to the issuance or delivery of the Common Shares to the Holders.

Section 904. Trigger Event Redemption Procedure

(1) If the Notes are held in the form of one or more Global Notes at the time of the Trigger Event Redemption, within two Business Days of its receipt of the Trigger Event Notice, the Trustee shall, acting pursuant to this Indenture, cause such notice to be transmitted to the direct participants of DTC holding the Notes at such time.

(2) If the Notes are held in definitive form at the time of the Trigger Event Redemption, the Bank will provide Holders with a notice describing, among other things, how the Bank intends to deliver the evidence of beneficial ownership of the Common Shares and requesting such Holders to provide the Bank with their relevant securities account information for purposes of receiving such evidence of beneficial ownership.

(3) The Bank shall have no liability to any Holder or Beneficial Owner of the Notes from any delay in the receipt of the evidence of beneficial ownership of the Common Shares resulting from the Bank’s compliance with applicable operational and corporate law requirements.

Section 905. Duties of Trustee upon Trigger Event Redemption

Upon a Trigger Event Redemption, (i) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Notes under this Indenture; and (ii) this Indenture shall impose no duties upon the Trustee whatsoever with respect to redemption of the Notes into Common Shares upon a Trigger Event (except for the delivery of a notice by the Trustee to participants of DTC following a Trigger Event pursuant to Section 904).

Section 906. General

(1) Upon a Trigger Event Redemption, the principal amount of the Note and any accrued and unpaid interest thereon shall be deemed paid in full upon such redemption by the delivery of Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) and the Holders shall have no further rights and the Bank shall have no further obligations under this Indenture. If tax is required to be withheld from such payment of any interest in the form of Common Shares, the number of Common Shares received by a Holder shall reflect an amount net of any applicable withholding tax.

(2) Notwithstanding any other provision of this Indenture or the Notes, the redemption of the Notes in connection with a Trigger Event Redemption shall not be an Event of Default and the only consequence of a Trigger Event and the resulting Trigger Event Redemption shall be the redemption of the Notes for Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion).

(3) The Trustee shall have no duty to determine the occurrence of a Trigger Event Redemption or any calculations in connection with such Trigger Event Redemption. The Trustee makes no representation as to the validity or value of any securities or assets issued upon a Trigger Event Redemption, and the Trustee shall not be responsible for the Bank’s failure to comply with any provisions of this Article Nine.

(4) Notwithstanding any other provision of this Indenture or the Notes, a failure to provide any notice referred to in Sections 903 and 904 shall not have any impact on the effectiveness of, or otherwise invalidate, any redemption, or give the Holders and beneficial owners of the Notes any rights as a result of such failure.

Section 907. Agreement of Holders and Beneficial Owners of the Notes

By acquiring any Note, each Holder and Beneficial Owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges, consents and agrees with and for the benefit of the Bank and the Trustee as follows:

(1) that the principal amount of the Note and any accrued and unpaid interest thereon shall be deemed paid in full by the delivery of Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) upon the occurrence of a Trigger Event and the resulting Trigger Event Redemption, which occurrence and resulting Trigger Event Redemption shall occur without any further action on the part of such Holder or Beneficial Owner or the Trustee;

(2) that a Trigger Event Redemption upon the occurrence of a Trigger Event shall not constitute an Event of Default under the terms of the Notes or the Indenture, and following a Trigger Event Redemption, no Holder or Beneficial Owner of the Notes will have any rights against the Bank with respect to the repayment of the principal amount of, or interest on, the Notes;

(3) that, upon a Trigger Event Redemption, (i) the Trustee shall not be required to take any further directions from Holders or Beneficial Owners of the Notes under the Indenture and (ii) the Indenture shall impose no duties upon the Trustee whatsoever with respect to redemption of the Notes for Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) upon a Trigger Event (except for the delivery of a notice by the Trustee to participants of DTC following a Trigger Event pursuant to Section 904);

(4) that such Holder or Beneficial Owner authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the redemption of the Notes for Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion) upon a Trigger Event without any further action or direction on the part of such Holder or such Beneficial Owner; and

(5) that such Holder or Beneficial Owner acknowledges and agrees that all authority conferred or agreed to be conferred by any Holder and Beneficial Owner pursuant to the provisions described above shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of each Holder and Beneficial Owner of a Note or any interest therein.

ARTICLE TEN

REDEMPTION OF NOTES

Section 1001. Applicability of Article Eleven of the Base Indenture

The provisions of Article Eleven of the Base Indenture shall not be applicable to the Notes and is hereby replaced in its entirety as follows:

Subject to any applicable law restricting the redemption of the Notes, including the Bank Act and the regulations and guidelines thereunder, including the OSFI Capital Adequacy Requirements (CAR) Guideline, as may be amended from time to time, and provided that a Trigger Event has not occurred, the Notes shall be redeemable in accordance with this Article Ten. For greater certainty, this Article Ten shall not apply to a Trigger Event Redemption, and upon the occurrence of a Trigger Event, the Notes shall only be redeemed in accordance with Article Nine. For certainty, the Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act.

Section 1002. Cash Redemption

Upon the occurrence of a Preferred Share Redemption (a “Cash Redemption Date”) on any date other than the Maturity Date, a corresponding number of Outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to the Preferred Share Redemption, shall automatically and immediately be redeemed for a cash amount equal to the Redemption Price (a “Cash Redemption”), on a full and permanent basis, without any action on the part of, or the consent of, the Holders of such Notes. For certainty, to the extent that the Bank has immediately prior to or concurrently with such Preferred Share Redemption redeemed or purchased for cancellation a corresponding number of Outstanding Notes in accordance with the terms of this Indenture, the foregoing requirement to automatically and immediately redeem a corresponding number of Outstanding Notes shall be deemed satisfied.

From and after the Cash Redemption Date, any Outstanding Notes so redeemed shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive upon surrender thereof the Redemption Price.

Section 1003. Special Event Redemption

In respect of a Special Event Date, the Bank may, at its option, with the prior written approval of the Superintendent, at any time on or within 90 days following a Special Event Date, on not less than 10 nor more than 60 days’ prior notice to the Holders, redeem the Notes, in whole but not in part, on a full and permanent basis, without any action on the part of, or the consent of, the Holders of such Notes, for the Redemption Price (a “Special Event Redemption”).

From and after the date of a Special Event Redemption (it being understood that the redemption shall be deemed to occur on the date fixed by the Bank in the notice of redemption delivered pursuant to Section 1007) (a “Special Event Redemption Date”), all Outstanding Notes shall cease to be outstanding, the Holders thereof shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive upon surrender thereof the Redemption Price.

Section 1004. Failed Coupon Redemption

Subject to Section 1101, upon the occurrence of a Failed Coupon Payment Date, each Outstanding Note shall automatically and immediately be redeemed, on a full and permanent basis, without any action on the part of, or the consent of, the Holders, for the Redemption Price (a “Failed Coupon Redemption”).

A Failed Coupon Redemption is deemed to be effected on the Failed Coupon Payment Date and the rights of all the Holders, as the holder of Notes shall cease at such time. From and after the Failed Coupon Payment Date, all Outstanding Notes shall cease to be outstanding, each Holder shall cease to be entitled to interest thereon, and any certificates representing the Notes shall represent only the right to receive upon surrender thereof the Redemption Price.

A Failed Coupon Redemption shall be mandatory and binding upon the Bank and all Holders notwithstanding anything else including, without limitation any delay or impediment to the issuance or delivery of the Redemption Price to the Holders.

Section 1005. Mandatory Redemption; Open Market Purchases

Except as provided in Article Nine and this Article Ten, the Bank shall not be required to make mandatory redemption payments with respect to the Notes. At any time the Bank may, with the prior written approval of the Superintendent, purchase Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Bank may determine. Notes purchased by the Bank shall, subject to the following paragraph, be cancelled and shall not be re-issued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

If any Notes are to be cancelled pursuant to the preceding paragraph, the Bank shall, immediately before such purchase and with the prior written approval of the Superintendent, redeem a corresponding number of Preferred Shares (which amount shall equal the aggregate principal amount of the Notes to be cancelled) then held in the Limited Recourse Trust for cancellation. The Bank shall apply, or cause the LRT Trustee to apply, the proceeds from the redemption of such Preferred Shares first towards the payment of the principal amount of, and second towards any accrued and unpaid interest on the Notes.

Section 1006. Election to Redeem; Notice to Trustee

The election of the Bank to redeem any Notes pursuant to Section 1003 shall be evidenced by a Board Resolution.

Section 1007. Notice of Redemption

(1) In respect of a Cash Redemption, notice of redemption shall be given in accordance with Section 106 of the Base Indenture to each Holder not less than 10 nor more than 60 days prior to the Cash Redemption Date. All such notices of redemption shall state:

(A) the Cash Redemption Date;

(B) the Redemption Price;

(C) that on the Cash Redemption Date, the Redemption Price will become due and payable upon each Note and that interest thereon will cease to accrue on and after said date;

(D) the place or places where each such Note is to be surrendered for payment of the Redemption Price; and

(E) if applicable, the CUSIP numbers of the Notes.

(2) In respect of a Special Event Redemption, notice of redemption shall be given in accordance with Section 106 of the Base Indenture to each Holder not less than 10 nor more than 60 days prior to the Special Event Redemption Date. All such notices of redemption shall state:

(A) the Special Event Redemption Date;

(B) the Redemption Price;

(C) that on the Special Event Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon will cease to accrue on and after said date;

(D) the place or places where each such Note is to be surrendered for payment of the Redemption Price; and

(E) if applicable, the CUSIP numbers of the Notes.

(3) In respect of a Failed Coupon Redemption, notice of redemption shall be given in accordance with Section 106 of the Base Indenture to each Holder as promptly as practicable after the Failed Coupon Payment Date. All such notices of redemption shall state:

(A) that a Failed Coupon Redemption has occurred on the Failed Coupon Payment Date;

(B) the Redemption Price (calculated as of the Failed Coupon Payment Date);

(C) that on the Failed Coupon Payment Date, the Redemption Price will become due and payable upon each Note and that all Notes shall have ceased to be outstanding as of the Failed Coupon Payment Date and interest on the Notes shall have ceased to accrue on and after said date;

(D) the place or places where each such Note is to be surrendered for payment of the Redemption Price; and

(E) if applicable, the CUSIP numbers of the Notes.

(4) Notice of redemption of Notes to be redeemed at the election of the Bank shall be given by the Bank or, at the Bank’s request, by the Trustee in the name and at the expense of the Bank and, subject to Clause (5) below and unless otherwise specified or contemplated in this Indenture, shall be irrevocable.

(5) The occurrence of a Trigger Event prior to the date fixed for redemption shall automatically rescind a notice of redemption and, in such circumstances, no Notes shall be redeemed and no payment in respect of the Notes shall be due and payable.

(6) Notwithstanding any other provision of this Indenture or the Notes, a failure to provide any notice (except for the notice in Clause (1) and (2)) referred to in this Article Ten shall not have any impact on the effectiveness of, or otherwise invalidate, any redemption, or give the Holders and beneficial owners of the Notes any rights as a result of such failure.

Section 1008. Deposit of Redemption Price

In the case of a Cash Redemption or Special Event Redemption, on the applicable Redemption Date, the Bank shall deposit with the Trustee or with a Paying Agent (or, if the Bank is acting as its own Paying Agent, deposit in an account established for the purpose as provided in Section 803) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date.

Section 1009. Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the applicable Redemption Date (or such other date specified in this Indenture), become due and payable at the Redemption Price therein specified, and from and after such Redemption Date, such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Bank at the Redemption Price; provided, however, that, unless otherwise specified as contemplated by Section 306, installments of interest whose Interest Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 306.

Section 1010. Agreement of Holders and Beneficial Owners of the Notes

By acquiring any Note, each Holder and Beneficial Owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges, consents and agrees with and for the benefit of the Bank as follows:

(1) that upon the occurrence of a Cash Redemption, Special Event Redemption or Failed Coupon Redemption, as the case may be, such redemption shall, in each case, occur without any further action on the part of such Holder or Beneficial Owner;

(2) that the occurrence of a Cash Redemption, Special Event Redemption or Failed Coupon Redemption shall not constitute an Event of Default under the terms of the Notes or the Indenture, and following such redemption, Holders and Beneficial Owners of the Notes will not have any rights against the Bank with respect to the repayment of the principal amount of, or interest on, the Notes other than recourse to the Limited Recourse Trust Assets; and

(3) that in the event of a Recourse Event, the Redemption Price shall be deemed paid in full by the delivery of Limited Recourse Trust Assets.

ARTICLE ELEVEN

LIMITED RECOURSE TRUST AND SUPPLEMENTAL INDENTURE

Section 1101. Satisfaction of Payment Obligations with Limited Recourse Trust Assets

Notwithstanding any other provision in this Indenture, the sole remedy of Holders in the event of a Recourse Event (including, for the avoidance of doubt, the non-payment of the principal amount of, interest on or the Redemption Price for the Notes when due) shall be recourse to the applicable Limited Recourse Trust Assets. Upon any such Recourse Event, the Bank shall deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to the Holders, and the delivery of Limited Recourse Trust Assets to the Holder shall be deemed to be in full satisfaction of the Notes and shall extinguish all claims of such Holder against the Bank in accordance with Section 603 regardless of whether the value of such Limited Recourse Trust Assets is less than the principal amount of and any accrued and unpaid interest on the Notes or the Redemption Price of the Notes, as applicable.

Section 1102. Limited Recourse Trust Assets

(1) In connection with the issuance of the Notes, the Bank will cause the LRT Trustee to hold Limited Recourse Trust Assets in the Limited Recourse Trust, that will, on the Date of Issue, consist of 1,000,000 Preferred Shares.

(2) From and after the Date of Issue, in the event of a Recourse Event other than a Trigger Event Redemption, each Holder will be entitled to receive from the Limited Recourse Trust, such Holder’s pro rata share of the Limited Recourse Trust Assets in proportion to the principal amount of the Outstanding Notes held by such Holder.

(3) Upon the occurrence of a Trigger Event Redemption, each Holder of the Notes redeemed would receive a pro rata number of Common Shares (subject to Section 1103) from the Limited Recourse Trust in proportion to the principal amount of the Outstanding Notes held by such Holder in accordance with Section 902.

(4) In accordance with the LRT Declaration of Trust, the Bank shall not permit the LRT Trustee to distribute any Limited Recourse Trust Assets other than in connection with the redemption or cancellation of any Notes or the redemption of Preferred Shares pursuant to any Preferred Share Redemption.

(5) The Bank will comply with its undertakings in the LRT Declaration of Trust in all material respects and will deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to the Holders in the event of a Recourse Event in accordance with the terms of the LRT Declaration of Trust and of this Indenture.

Section 1103. Right Not to Deliver Common Shares or Preferred Shares

Notwithstanding any other provision in this Indenture, the Bank reserves the right not to deliver Common Shares or Preferred Shares to any Person whom the Bank or its transfer agent has reason to believe is an Ineligible Person or any person who, by virtue of that delivery, would become a Significant Shareholder. In such circumstances, the Bank will hold, as agent for such Persons, the Common Shares or Preferred Shares that would have otherwise been delivered to such Persons and will attempt to facilitate the sale of such Common Shares or Preferred Shares to parties other than the Bank and its Affiliates on behalf of such Persons through a registered dealer to be retained by the Bank on behalf of such Persons. Those sales (if any) may be made at any time and at any price. The Bank shall not be subject to any liability for failure to sell any such Common Shares or Preferred Shares on behalf of such Persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares or Preferred Shares will be divided among the applicable Persons in proportion to the number of Common Shares or Preferred Shares that would otherwise have been delivered to them after deducting the costs of sale and any applicable withholding taxes. The Bank shall deliver a check or send a wire transfer in immediately available funds representing the aggregate net proceeds to the Depositary (if the Common Shares or Preferred Shares are then held in the form of one or more global securities) or in all other cases to such Persons in accordance with the regular practices and procedures of Depositary or otherwise.

Section 1104. Amendments to LRT Declaration of Trust; Termination of LRT Declaration of Trust

(1) Any amendment or supplemental declaration of trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the LRT Declaration of Trust shall require the consent of the Majority Holders; provided, however, that to the extent any such addition, change or elimination is in respect of the definition of “Trust Assets” in Section 1.1 (Definitions), Section 2.3 (Objective of Trust), Section 2.4(a), Section 2.4(b) or Section 2.4(d) (Ownership of Trust Assets), Section 2.6 (Binding Effect), Section 2.7 (Legal Character of Trust), Section 3.1 (Issuance of Preferred Shares), Section 3.2 (Issuance of Common Shares), Section 3.3 (Proceeds from Redemption of Preferred Shares), Section 4.1 or Section 4.2 (Recourse Event and Delivery of Trust Assets) and Article 10 (Termination) of the LRT Declaration

of Trust (or the equivalent sections of the LRT Declaration of Trust following any addition, change or elimination to the LRT Declaration of Trust permitted in accordance with this Section 1104(1)), such addition, change or elimination shall not be made without the consent of the Holder of each Outstanding Note affected thereby. For certainty, a change to the governing law of the LRT Declaration of Trust in accordance with the provisions of the LRT Declaration of Trust shall not require the consent of any Holders. It shall not be necessary for any Act of Holders under this Section 1104(1) to approve the particular form of any proposed amendment or supplemental declaration of trust, but it shall be sufficient if such Act shall approve the substance thereof.

(2) Notwithstanding Section 1104(1), without the consent of any Holders, the Bank and the LRT Trustee may make any amendment to the LRT Declaration of Trust or enter into supplemental declarations of trust to the LRT Declaration of Trust for any of the following purposes:

(A) to evidence the succession of another Person to the Bank and the assumption by any such successor of the covenants of the Bank in the LRT Declaration of Trust; or

(B) to add to the covenants of the Bank for the benefit of the Holders or to surrender any right or power conferred upon the Bank in the LRT Declaration of Trust; or

(C) to evidence and provide for the acceptance of appointment hereunder by a successor LRT Trustee; or

(D) to cure any ambiguity, to correct or supplement any provision of the LRT Declaration of Trust which may be defective or inconsistent with any other provision of the LRT Declaration of Trust, to add, amend, correct or supplement any provision of the LRT Declaration of Trust which may become incorrect or inaccurate as a result of the passage of time (including changes to the provisions of legislation referred to in the LRT Declaration of Trust) or to make any other provisions with respect to matters or questions arising under the LRT Declaration of Trust, provided that such action pursuant to this Section 1104(2) shall not adversely affect the interests of the Holders in any material respect.

(3) The termination of the LRT Declaration of Trust shall require the consent of the Holder of each Outstanding Note affected thereby.

Section 1105. Supplemental Indentures Without Consent of Holders

For purposes of the Notes, Section 901(9) of the Base Indenture is hereby replaced in its entirety as follows:

(9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to add, amend, correct or supplement any provision herein which may become incorrect or inaccurate as a result of the passage of time (including changes in the titles of officers of the Bank referred to herein and changes in titles of government authorities or legislation, or provisions of legislation, referred to herein) or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Notes in any material respect.

Section 1106. Supplemental Indentures With Consent of Holders

For purposes of the Notes, Section 902(4) of the Base Indenture is hereby replaced in its entirety as follows:

(4) modify any of the provisions of this Section, or Section 609, Section 706, Section 804 or Section 1104 of the Third Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 804 of the Third Supplemental Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8) of the Base Indenture.

ARTICLE TWELVE

SUBORDINATION OF NOTES

Section 1201. Applicability of Article Fifteen of the Base Indenture

(1) Other than as set forth in this Indenture, the provisions of Article Fifteen of the Base Indenture shall be applicable to the Notes, except as modified herein.

(2) Solely for purposes of the Notes (and not in relation to any other series of Securities), all references in Article Fifteen of the Base Indenture to “Senior Indebtedness” shall hereby be replaced with references to “Higher Ranked Indebtedness.”

Section 1202. Notes Subordinate to Deposit Liabilities and Other Indebtedness

For purposes of the Notes, Section 1501 of the Base Indenture is hereby replaced in its entirety as follows:

The Notes are direct unsecured debt obligations constituting bank subordinated indebtedness within the meaning of the Bank Act and, in the event of the insolvency or winding-up of the Bank, the Indebtedness evidenced by the Notes shall rank:

(1) subordinate in right of payment to the prior payment in full of all Indebtedness of the Bank then outstanding (including all Subordinated Indebtedness of the Bank then outstanding other than Junior Subordinated Indebtedness) (the “Higher Ranked Indebtedness”); and

(2) in right of payment equally with and not prior to the Junior Subordinated Indebtedness (other than the Junior Subordinated Indebtedness which by its terms ranks subordinate to the Notes) of the Bank then outstanding, in each case, whether now outstanding or hereafter incurred.

Notwithstanding the foregoing, in the event of the occurrence of a Recourse Event, including an Event of Default, the sole remedy of Holders shall be recourse to the applicable Limited Recourse Trust Assets.

The Bank agrees and each Holder of any Note, by his, her or its acceptance of such Note, also agrees and shall be deemed conclusively to have agreed, for the benefit of the present and future holders of Higher Ranked Indebtedness, and for the benefit of all present and future holders of Indebtedness to which the Notes are subordinate in right of payment, to the provisions of this Article Twelve and Article Fifteen of the Base Indenture and the Bank and each Holder of any Note by his, her or its acceptance of such Note shall be bound by such provisions.

Section 1203. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice

The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, and the Trustee shall not be required to withhold payment to the Holders, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Bank, or from one or more holders of Higher Ranked Indebtedness of the Bank or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 601 and 603 of the Base Indenture, shall be entitled to assume conclusively that no such facts exist.

The Trustee, subject to the provisions of Article Six of the Base Indenture and Article Seven, shall be entitled to rely on the delivery to it of a written notice by the Bank or a person representing himself, herself or itself to be a holder of Higher Ranked Indebtedness of the Bank to establish that such notice has been given. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Higher Ranked Indebtedness of the Bank to participate in any payment or distribution pursuant to this Article Twelve and Article Fifteen of the Base Indenture, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Higher Ranked Indebtedness of the Bank held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve and Article Fifteen of the Base Indenture, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

Section 1204. No Fiduciary Duty of Trustee to Holders of Higher Ranked Indebtedness of the Bank

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Higher Ranked Indebtedness of the Bank, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders or the Bank or any other Person, cash, property or securities to which any holders of Higher Ranked Indebtedness of the Bank shall be entitled by virtue of this Article Twelve, Article Fifteen of the Base Indenture or otherwise. Nothing in this Section 1204 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Higher Ranked Indebtedness of the Bank or their representative.

ARTICLE THIRTEEN

MISCELLANEOUS

Section 1301. Ratification of Base Indenture

The Base Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 1302. Conflict with Base Indenture

If any provision of this Third Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, such provision of this Third Supplemental Indenture shall control.

Section 1303. Execution in Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page to this Indenture by any party hereto by facsimile transmission, email (i.e., “.pdf” or “.tif”) or other form of electronic transmission shall be as effective as delivery of a manually executed copy of this Indenture by such party.

Section 1304. Indenture and Notes Solely Corporate Obligations

No recourse under or upon any obligation, covenant or agreement of the Indenture or of Notes, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the Notes are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Bank or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Third Supplemental Indenture and the issue of the Notes.

Section 1305. Agreement of Subsequent Investors

Holders or Beneficial Owners of Notes that acquire the Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders or Beneficial Owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes, including in relation to any Trigger Event Redemption.

Section 1306. Waiver of Jury Trial

EACH OF THE BANK AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

ROYAL BANK OF CANADA

By:	/s/ Jason Drysdale
Name: Jason Drysdale
Title: Executive Vice-President and Treasurer

By:	/s/ Rajneesh Sharma
Name: Rajneesh Sharma
Title: Vice-President & Head, Term Funding and Capital Management

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

Exhibit A

TERMS AND CONDITIONS OF THE PREFERRED SHARES

PROVISIONS ATTACHING TO

NON-CUMULATIVE 5-YEAR FIXED RATE RESET FIRST PREFERRED SHARES

SERIES BX (NON-VIABILITY CONTINGENT CAPITAL (NVCC))

OF

ROYAL BANK OF CANADA

(the “Bank”)

The seventy-sixth series of First Preferred Shares will consist of 1,000,000 shares designated as “Non-Cumulative 5-Year Fixed Rate Reset First Preferred Shares, Series BX (Non-Viability Contingent Capital (NVCC))” (the “Preferred Shares Series BX”) and, in addition and subject to the rights, privileges, restrictions and conditions attaching to the First Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Preferred Shares Series BX shall be as follows:

1. DEFINITIONS – The following definitions are applicable to the Preferred Shares Series BX:

“Additional Amounts” has the meaning set out in the Indenture.

“Administrative Action” means any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment).

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the U.S. Treasury Rate on the applicable Fixed Rate Calculation Date plus 2.257%.

“Bank Act” means the Bank Act (Canada), as amended.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York and the City of Toronto are authorized or required by law or executive order to close.

“Calculation Agent” means the Bank or its designee.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on October 30, 2024.

“Common Shares” means common shares of the Bank.

“Conversion Price” means the greater of (i) Cdn$5.00 (which price is subject to adjustment in the event of (a) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (b) the subdivision, redivision or change of Common Shares into a greater number of Common Shares, or (c) the reduction, combination or consolidation of the Common Shares into a lesser number of shares), and (ii) the Current Market Price of the Common Shares. The adjustment shall be computed to the nearest one-tenth of one cent provided that no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect.

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“Current Market Price” of the Common Shares, for the purposes of article 7 hereof in connection with a Trigger Event, means the volume weighted average trading price in Canadian dollars of the Common Shares on the Toronto Stock Exchange, if such shares are then listed on the Toronto Stock Exchange, for the 10 consecutive trading days ending on the trading day preceding the date of the Trigger Event. If the Common Shares are not then listed on the Toronto Stock Exchange, for the purpose of the foregoing calculation reference shall be made to the principal securities exchange or market on which the Common Shares are then listed or quoted or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the board of directors of the Bank, expressed in Canadian dollars. If the Common Shares on such principal securities exchange or market are only traded in U.S. dollars or another foreign currency, for the purpose of the foregoing calculation, the trading price shall be converted into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars or the relevant foreign currency (in Canadian dollars per U.S. dollar or relevant foreign currency) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the trading price in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars or the relevant foreign currency (in Canadian dollars per U.S. dollar or relevant foreign currency) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

“Fixed Period End Date” means November 24, 2034 and each November 24 every fifth year thereafter.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the Business Day prior to the first day of such Subsequent Fixed Rate Period.

“H.15 Daily Update” means the daily update of H.15 available through the worldwide website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15, or any successor site or publication.

“Indenture” means the subordinated debt indenture dated as of January 27, 2016 between the Bank and The Bank of New York Mellon, as trustee, as amended and supplemented by a third supplemental indenture dated as of November 1, 2024 between the Bank and The Bank of New York Mellon, as trustee, as the same may be further amended, restated or supplemented from time to time.

“Ineligible Person” means: (i) any Person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States of America to the extent that the issuance by the Bank or delivery by its transfer agent to that Person, pursuant to an NVCC Automatic Conversion, of Common Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any Person to the extent that the issuance by the Bank or delivery by its transfer agent to that Person, pursuant to an NVCC Automatic Conversion, of Common Shares would cause the Bank to be in violation of any law to which the Bank is subject.

“Initial Annual Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect as of the Transfer Date, provided that if the Transfer Date is on or after the Maturity Date, it means the rate (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the U.S. Treasury Rate on the Business Day prior to the Maturity Date (and in such case, for

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purposes of the definition of the U.S. Treasury Rate, such day shall be deemed to be a “Fixed Rate Calculation Date” and such Initial Fixed Rate Period shall be deemed to be a “Subsequent Fixed Rate Period”), plus 2.257%.

“Initial Fixed Rate Period” means, (i) if the Transfer Date is prior to November 24, 2034, the period from and including the Transfer Date to, but excluding, November 24, 2034 and (ii) if the Transfer Date is on or after November 24, 2034, the period from and including the Transfer Date, to, but excluding, the first Fixed Period End Date following the Transfer Date.

“Initial Reset Date” means, (i) if the Transfer Date is prior to November 24, 2034, November 24, 2034 and (ii) if the Transfer Date is on or after November 24, 2034, the first Fixed Period End Date following the Transfer Date.

“Limited Recourse Trust” means Leo LRCN Limited Recourse Trust, a trust established under the laws of Manitoba.

“LRT Declaration of Trust” mean the amended and restated declaration of trust dated as of July 28, 2020 between the Bank and Computershare Trust Company of Canada, the trustee of the Limited Recourse Trust, as the same may be further amended or restated from time to time.

“Maturity Date” has the meaning given to such term in the Indenture.

“Multiplier” means 1.0.

“Notes” means the 6.350% Limited Recourse Capital Notes, Series 5 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) due 2084 of the Bank issued pursuant to the Indenture.

“NVCC Automatic Conversion” has the meaning set out in article 7.

“OSFI” means the Office of the Superintendent of Financial Institutions (Canada), or the successor thereto or replacement therefor.

“Person” has the meaning given to it in the Bank Act.

“Regulatory Event Date” means the date, before the Transfer Date, specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Tier 1 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

“Share Value” means US$1,000.00 plus declared and unpaid dividends as at the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Preferred Share Series BX, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date). If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Share Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian

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dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

“Significant Shareholder” means any Person who beneficially owns directly, or indirectly through entities controlled by such Person or Persons associated with or acting jointly or in concert with such Person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act.

“Special Event Date” means a date that is a Regulatory Event Date or a Tax Event Date.

“Subsequent Fixed Rate Period” means the period from and including the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five year period thereafter from and including such Fixed Period End Date to, but excluding, the next Fixed Period End Date.

“Superintendent” means the Superintendent of Financial Institutions, or the successor thereto or replacement therefor.

“Tax Event Date” means the date, before the Transfer Date, on which the Bank has received an opinion of independent counsel of a nationally recognized law firm in Canada experienced in such matters (who may be counsel to the Bank) to the effect that,

(1) as a result of:

(A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation;

(B) any Administrative Action; or

(C) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each of case of clause (1) (A), (B) or (C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, Administrative Action, interpretation or pronouncement is made known, which amendment, clarification, change or Administrative Action is effective or which interpretation, pronouncement or Administrative Action is announced on or after the date of issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or Administrative Action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid up capital with respect to the Notes or the treatment of the Notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority.

(2) as a result of:

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(A) any change (including any announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of succession), the Bank (or its successor) has become or would become obligated to pay (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced), on the next succeeding date on which interest is due, Additional Amounts with respect to the Notes; or

(B) on or after the date of issue of the Notes (or, in the case of a successor to the Bank, after the date of succession), any action having been taken by any taxing authority of, or any decision having been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the successor to the Bank) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause 2(A) above, whether or not such action was taken or decision was rendered with respect to the Bank (or its successor), or any change, amendment, application or interpretation having been officially proposed, the Bank (or its successor) would become obligated to pay (assuming that such change, amendment, application, interpretation or action is applied to the Notes by the taxing authority and that, in the case of any announced prospective change, such announced change will become effective as of the date specified in such announcement and in the form announced), on the next succeeding date on which interest is due, Additional Amounts with respect to the Notes;

provided that in any such case of clause (2)(A) or (B), the Bank (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

“Threshold Number” means the number of Common Shares issuable or deliverable to any Person that would cause that Person to become a Significant Shareholder, being the sum of: (i) the total number of Common Shares held by that Person immediately prior to the NVCC Automatic Conversion and (ii) the total number of Common Shares otherwise issuable or deliverable to that Person by virtue of the operation of the NVCC Automatic Conversion, less (iii) the greatest number of Common Shares that such Person could hold, directly or indirectly, without being a Significant Shareholder.

“Transfer Date” means the date on which all of the Preferred Shares Series BX have been delivered to the holders of the Notes in accordance with the terms of the Indenture and the LRT Declaration of Trust.

“Trigger Event” has the meaning set out in the OSFI Capital Adequacy Requirements Guideline (CAR), Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(a)

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and

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taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(b)

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“U.S. Treasury Rate” means, as at a Fixed Rate Calculation Date, the rate per annum equal to: the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the applicable Fixed Rate Calculation Date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the Calculation Agent in its sole discretion. If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to the foregoing calculation, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the U.S. Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor five-year treasury rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of business day and the Fixed Rate Calculation Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If such rate cannot be determined as described above, then (i) the U.S. Treasury Rate will be determined by the Bank or our designee by interpolation between the most recent weekly average yield to maturity for two series of U.S. treasury securities trading in the public securities market, (1) one maturing as close as possible to, but earlier than, the first day of the Subsequent Fixed Rate Period following the next following Fixed Rate Calculation Date, and (2) the other maturing as close as possible to, but later than, the first day of the Subsequent Fixed Rate Period following the next following Fixed Rate Calculation Date, in each case, appearing under the caption “Treasury Constant Maturities” in the most recent published statistical release designated H.15 Daily Update or any successor publication which is published by the U.S. Federal Reserve Board of Governors; or (ii) if the calculation described in clause (i) cannot be determined, then the U.S. Treasury Rate will be the same rate as determined for the prior Fixed Rate Calculation Date, provided, however, that in the case of the Initial Reset Date, the dividend rate on the Preferred Shares Series BX will be the Initial Annual Fixed Dividend Rate or in the case of a determination of the Initial Annual Fixed Dividend Rate if the Transfer Date is on or after the Maturity Date, the dividend rate on the Preferred Shares Series BX will be the interest rate per annum on the Notes in effect as of the business day prior to the Maturity Date.

2. ISSUE PRICE – The issue price of each Preferred Share Series BX will be US$1,000.00.

3. DIVIDENDS – Prior to the Transfer Date, the holders of the Preferred Shares Series BX shall not be entitled to receive dividends.

Following the Transfer Date, during the Initial Fixed Rate Period, the holders of the Preferred Shares Series BX will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and

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when declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly on February 24, May 24, August 24 and November 24 in each year, in an amount per share per annum determined by multiplying the applicable Initial Annual Fixed Dividend Rate by US$1,000.00; provided that, whenever it is necessary to compute any dividend amount in respect of the Preferred Shares Series BX for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period, the holders of the Preferred Shares Series BX will be entitled to receive fixed rate non-cumulative preferential cash dividends, as and when declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly on February 24, May 24, August 24 and November 24 in each year, in an amount per share per annum determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by US$1,000.00.

The Bank will determine the Annual Fixed Dividend Rate applicable to a Subsequent Fixed Rate Period on the Fixed Rate Calculation Date. Such determination will, in the absence of manifest error, be final and binding upon the Bank and all holders of Preferred Shares Series BX. The Bank will, on the relevant Fixed Rate Calculation Date, give notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of Preferred Shares Series BX.

If the board of directors does not declare a dividend, or any part thereof, on the Preferred Shares Series BX on or before the dividend payment date therefor, then the rights of the holders of the Preferred Shares Series BX to such dividend, or to any part thereof, will be extinguished.

Any dividends declared on the Preferred Shares Series BX will (except in case of redemption in which case payment of dividends will be made upon surrender of the certificates representing the Preferred Shares Series BX, if any, to be redeemed or except as otherwise provided with the consent of a registered holder of Preferred Shares Series BX) be paid by forwarding, by prepaid post, addressed to each registered holder of the Preferred Shares Series BX at the address of such holder as it appears on the books of the Bank or, in the case of joint registered holders, to the address of that one whose name stands first in the books of the Bank as one of such joint holders, a cheque for such dividends (less any tax deducted in conformity with applicable laws) payable to the order of such registered holder or, in the case of joint registered holders, to the order of all such holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Bank to a registered holder of Preferred Shares Series BX at such registered holder’s address as aforesaid. The forwarding or delivery of such cheque shall satisfy such dividends to the extent of the sum represented thereby (plus the amount of any tax deducted in conformity with applicable laws) and shall be deemed to be payment to holders of Preferred Shares Series BX and discharge all liability for the dividends payable unless such cheque be not paid on presentation. Each dividend on the Preferred Shares Series BX shall be paid to the registered holders appearing on the registers at the close of business on such day (which shall not be more than 30 days preceding the date fixed for payment of such dividend) as may be determined from time to time by the board of directors.

The Bank shall elect, in the manner and within the time provided under section 191.2 of the Income Tax Act (Canada) (the “Income Tax Act”), or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax at a rate such that no holder of the Preferred Shares Series BX will be required to pay tax under section 187.2 of Part IV.1 of the Income Tax Act or any successor or replacement provision of similar effect on dividends received on the Preferred Shares Series BX. Nothing in this paragraph shall prevent the Bank from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Bank’s liability for tax under section 191.1 of the Income Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Income Tax Act.

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4. VOTING RIGHTS – Subject to the provisions of the Bank Act and except as otherwise herein expressly provided, holders of the Preferred Shares Series BX shall not, as such, be entitled to receive any notice of, or to attend or to vote at, any meeting of the shareholders of the Bank unless and until the first time at which the rights of such holders to any undeclared dividends have become extinguished as described under article 3 above (for clarity, such time may not occur before the Transfer Date because, prior to the Transfer Date, the holders of any Preferred Shares Series BX shall not be entitled to receive dividends). In that event, holders of the Preferred Shares Series BX will be entitled to receive notice of and to attend meetings of shareholders of the Bank at which directors of the Bank are to be elected and will be entitled to one vote for each Preferred Shares Series BX held. The voting rights of holders of the Preferred Shares Series BX shall forthwith cease upon payment by the Bank of the first quarterly dividend on the Preferred Shares Series BX to which holders are entitled subsequent to the time such voting rights first arose. At such time as the rights of such holders to any undeclared dividends on the Preferred Shares Series BX have again become extinguished, such voting rights shall become effective again and so on from time to time.

5. REDEMPTION – Except for a Special Event Redemption (as defined below) or a Note Repurchase Redemption (as defined below), the Preferred Shares Series BX will not be redeemable prior to November 24, 2034. Subject to the provisions of the Bank Act and the provisions of article 10, the Bank may (i) before the Transfer Date, redeem all but not less than all of the outstanding Preferred Shares Series BX, at the Bank’s option, on November 24, 2034 and on each February 24, May 24, August 24 and November 24 thereafter by the payment of an amount in cash for each share redeemed of Cdn$1,390.30 (being the Canadian Dollar Equivalent of US$1,000.00), and (ii) on or after the Transfer Date, redeem all or any part of the outstanding Preferred Shares Series BX, at the Bank’s option, on November 24, 2034 and on each February 24, May 24, August 24 and November 24 thereafter, by the payment of an amount in cash for each share redeemed of US$1,000.00 together with declared and unpaid dividends to, but excluding, the redemption date.

Upon the occurrence of a Special Event Date prior to the Transfer Date, subject to the provisions of the Bank Act and the provisions of article 10, the Bank may, at its option, at any time within 90 days following a Special Event Date and with the prior written approval of the Superintendent, redeem the Preferred Shares Series BX, in whole but not in part, by the payment of an amount in cash for each share redeemed of Cdn$1,390.30 (being the Canadian Dollar Equivalent of US$1,000.00) (a “Special Event Redemption”).

If at any time prior to the Transfer Date, the Bank, with the prior written approval of the Superintendent, purchases Notes, in whole or in part, by tender offer, open market purchases, negotiated transactions or otherwise, for cancellation, then, subject to the provisions of the Bank Act and the provisions of article 10, the Bank shall redeem such number of Preferred Shares Series BX with an aggregate face amount equal to the aggregate principal amount of Notes purchased for cancellation by the Bank, by the payment of an amount in cash for each share redeemed of Cdn$1,390.30 (being the Canadian Dollar Equivalent of US$1,000.00) (a “Note Repurchase Redemption”).

Concurrently with or upon the maturity of the Notes, subject to the provisions of the Bank Act and the provisions of article 10, the Bank, with the prior written approval of the Superintendent, may redeem all of the outstanding Preferred Shares Series BX, at the Bank’s option, by the payment of an amount in cash for each share redeemed of Cdn$1,390.30 (being the Canadian Dollar Equivalent of US$1,000.00).

Notice of any redemption other than a Special Event Redemption will be given by the Bank to registered holders not more than 60 days and not less than 10 days prior to the redemption date. Notice of any Special Event Redemption will be given by the Bank to registered holders not more than 60 days and not less than 10 days prior to the redemption date.

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Where, on or after the Transfer Date, a part only of the then outstanding Preferred Shares Series BX is at any time to be redeemed, the Preferred Shares Series BX to be redeemed will be redeemed pro rata disregarding fractions, or in such other manner as the board of directors determines.

All redemptions of the Preferred Shares Series BX are subject to the prior written approval of the Superintendent.

The notice of redemption shall set out the redemption price, the place at which the redemption price is to be paid, and the redemption date, and, if less than all of the shares are to be redeemed, the number of shares to be redeemed. On or before the redemption date, the Bank shall deposit the redemption price for the shares to be redeemed with the transfer agent and registrar for the Preferred Shares Series BX, to be paid without interest to or to the order of the registered holders of such shares upon presentation and surrender to the agent of the certificates representing the shares, if any. Such deposit shall be deemed to be payment to holders of the Preferred Shares Series BX and satisfy and discharge all liability for the redemption price for the shares to be redeemed. Provided such deposit shall have been made, the shares called for redemption shall, on the redemption date, be and be deemed to be redeemed and no longer outstanding. If a part only of the shares represented by any certificate are to be redeemed, a new certificate for the part not redeemed shall be issued at the expense of the Bank. Provided the redemption price shall have been deposited, the shares called for redemption shall from and after the redemption date cease to be entitled to dividends, and holders shall not be entitled to exercise any of the other rights of shareholders in respect thereof, and their rights shall be limited to receiving, without interest, their proportionate part of the total redemption price deposited against presentation and surrender of the certificates held by them respectively, if any. If the redemption price shall not be deposited, the rights of holders of the shares called for redemption shall remain unaffected.

6. PURCHASE FOR CANCELLATION – From and after the Transfer Date, subject to the provisions of the Bank Act, to the prior written approval of the Superintendent and to the provisions of article 10, the Bank may at any time or from time to time purchase for cancellation, the whole or any part of the outstanding Preferred Shares Series BX by private contract or in the market or by tender, at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable.

In the case of purchase of shares by tender, the Bank shall give notice of its intention to invite tenders to registered holders of the Preferred Shares Series BX and, if two or more tenders of shares at the same price are received, which shares when added to any shares already tendered at a lower price or prices aggregate more than the number of shares to be purchased at such time, the Bank shall prorate as nearly as may be (disregarding fractions) among the shareholders submitting such tenders at the same price the number of shares necessary to complete the number of shares to be purchased at such time.

7. CONVERSION UPON NVCC TRIGGER EVENT – Upon the occurrence of a Trigger Event, each Preferred Share Series BX shall automatically and immediately be converted, on a full and permanent basis, into a number of Common Shares equal to (Multiplier x Share Value) ÷ Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares) (an “NVCC Automatic Conversion”). Notwithstanding any other provision hereof, such conversion of the Preferred Shares Series BX shall not be an event of default and the only consequence hereunder of a Trigger Event shall be the conversion of the Preferred Shares Series BX into Common Shares as provided in this article 7. Fractions of Common Shares shall not be issued or delivered pursuant to an NVCC Automatic Conversion, the number of Common Shares shall be rounded down to the nearest whole number of Common Shares where there is otherwise a fraction and no cash payment will be made in lieu of a fractional Common Share.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that

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holders of Preferred Shares Series BX receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that the holders of Preferred Shares Series BX would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

8. RIGHT NOT TO DELIVER COMMON SHARES UPON AN NVCC AUTOMATIC CONVERSION

(a)

Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver Common Shares to any Ineligible Person. In such circumstances, the Bank will hold, as agent of all Ineligible Persons, all Common Shares otherwise deliverable to the Ineligible Persons and will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of such Ineligible Persons through a registered dealer to be retained by the Bank on behalf of such Ineligible Persons. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of the Ineligible Persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares will be divided among the Ineligible Persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon the NVCC Automatic Conversion after deducting the costs of sale and any applicable withholding taxes. The Bank will deliver a cheque representing the aggregate net proceeds to the Depository (as defined in article 14 below) (if the Common Shares are then held in the Book-Entry-Only System) or in all other cases to such Ineligible Persons in accordance with the regular practices and procedures of the Depository or otherwise.

(b)

Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver Common Shares to any Person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder through the acquisition of Common Shares. In such circumstances, the Bank will hold, as agent of that Person, the Threshold Number of Common Shares otherwise deliverable to such Person, and the Bank will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of that Person through a registered dealer to be retained by the Bank on behalf of such Person. Those sales (if any) may be made at any time and at any price. The Bank will not be subject to any liability for failure to sell any such Common Shares on behalf of that Person or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares will be delivered to that Person, after deducting the costs of sale and any applicable withholding taxes. The Bank will deliver a cheque representing the aggregate net proceeds to the Depository (if the Common Shares are then held in the Book-Entry-Only System) or in all other cases to such Person in accordance with the regular practices and procedures of the Depository or otherwise.

9. RIGHTS ON LIQUIDATION – If a Trigger Event has occurred, all Preferred Shares Series BX shall have been converted into Common Shares in accordance with article 7. At any time after the Transfer Date but prior to the occurrence of a Trigger Event, in the event of the liquidation, dissolution or winding-up of the Bank, holders of the Preferred Shares Series BX shall be entitled to receive US$1,000.00 per share plus an amount equal to all dividends declared and unpaid to and including the date of payment, before any amount shall be paid or any assets of the Bank distributed to the registered holders of any shares of the Bank ranking junior to the Preferred Shares Series BX. Upon payment to the registered holders of the Preferred Shares Series BX of the amount so payable to them, holders shall not be entitled to share in any further distribution of the assets of the Bank.

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10. RESTRICTION ON DIVIDENDS AND RETIREMENT OF SHARES – From and after the Transfer Date, so long as any of the Preferred Shares Series BX are outstanding, the Bank shall not, without the approval of holders of the Preferred Shares Series BX given in the manner specified under article 13 below:

(a)

pay any dividends on any Second Preferred Shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares Series BX (other than stock dividends in any shares of the Bank ranking junior to the Preferred Shares Series BX); or

(b)

redeem, purchase or otherwise retire any Second Preferred Shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares Series BX (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Preferred Shares Series BX); or

(c)	redeem, purchase or otherwise retire less than all the Preferred Shares Series BX; or

(d)

except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares, redeem, purchase or otherwise retire any other shares ranking on a parity with the Preferred Shares Series BX;

unless all dividends up to and including the dividend payment date for the last completed period for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative First Preferred Shares then issued and outstanding and all other cumulative shares ranking on a parity with the First Preferred Shares and there shall have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative First Preferred Shares then issued and outstanding and on all other non-cumulative shares ranking on a parity with the First Preferred Shares.

11. ISSUE OF ADDITIONAL SERIES OF FIRST PREFERRED SHARES – The Bank may issue other series of First Preferred Shares ranking on a parity with the Preferred Shares Series BX without the approval of holders of the Preferred Shares Series BX as a series.

12. AMENDMENTS TO PREFERRED SHARES SERIES BX – The Bank will not without, but may from time to time with, the approval of holders of the Preferred Shares Series BX given as specified below under article 13 and any approval as may be required by any stock exchange on which the Preferred Shares Series BX may then be traded, delete or vary any rights, privileges, restrictions or conditions attaching to the Preferred Shares Series BX. In addition to the aforementioned approvals, the Bank will not without, but may from time to time with, the consent of the Superintendent, make any such deletion or variation which might affect the classification afforded the Preferred Shares Series BX from time to time for capital adequacy requirements pursuant to the Bank Act and all applicable regulations and guidelines thereunder, including the OSFI Capital Adequacy Requirements (CAR) Guideline, as may be amended from time to time.

13. SHAREHOLDER APPROVALS – Any approval required to be given hereunder at any time by holders of the Preferred Shares Series BX shall be given in such manner as may then be required by the by-laws of the Bank with respect to approvals of holders of First Preferred Shares as a class or series, as the case may be. The formalities to be observed with respect to the calling and conduct of meetings or adjourned meetings of holders of Preferred Shares Series BX shall be those from time to time prescribed by the by-laws of the Bank with respect to meetings of holders of First Preferred Shares or in the absence thereof, mutatis mutandis, be those prescribed in the by-laws of the Bank for meetings of the holders of voting shares generally. In no event shall the by-laws of the Bank applicable to meetings of holders of Preferred Shares Series BX provide for a quorum of less than 51% in number of outstanding Preferred Shares Series

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BX, provided that the by-laws may provide that at an adjourned meeting of holders of Preferred Shares Series BX, those holders of Preferred Shares Series BX who are present or represented shall constitute a quorum thereat and may transact the business for which the meeting was originally called.

14. BOOK-ENTRY-ONLY ISSUE – The Preferred Shares Series BX shall initially be registered in the name of the holders thereof. In the event that the Preferred Shares Series BX are required to be delivered to the holders of the Notes in accordance with the terms of the Indenture and the LRT Declaration of Trust, the holders of the Preferred Shares Series BX will be required to surrender to the Bank’s transfer agent the physical certificate or certificates representing such holder’s Preferred Shares Series BX, if any, together with such other instruments of transfer necessary to transfer such Preferred Shares Series BX into the “Book-Entry Only System” and to the holders of the Notes, and upon the Transfer Date and thereafter, except as provided in article 15 below, Preferred Shares Series BX shall be issued and held under the “Book-Entry-Only System” and shall be held electronically through the non-certificated inventory system maintained by the Depository or represented by a single fully-registered permanent global share certificate. The Preferred Shares Series BX shall be held by, or on behalf of, the Depository as depository of Participants and shall be registered in the name of the Depository (or such other name as the Depository may use from time to time as its nominee for the purposes of the Book-Entry-Only System).

For these purposes:

“Book-Entry-Only System” means the “Depository Service” record entry securities transfer and pledge system administered by the Depository in accordance with the operating rules and procedures of its securities settlement service for book-entry-only securities;

“Depository” means CDS Clearing and Depository Services Inc. or The Depository Trust Company, or a successor depository or any other depository appointed by the Bank in respect of Preferred Shares Series BX; and

“Participant” means a participant in the Book-Entry-Only System who has an interest in Preferred Shares Series BX.

For so long as the Preferred Shares Series BX are held under the “Book-Entry-Only System”:

(a)

Transfers and registrations of ownership of the Preferred Shares Series BX will only be made to another nominee of the Depository or to a successor Depository or a nominee of such successor Depository. Transfers and redemptions of Preferred Shares Series BX will be effected only: (a) with respect to the interest of Participants, through records maintained by the Depository or its nominee, and (b) with respect to the interests of persons other than Participants, through records maintained by Participants. Persons, other than Participants, having an interest in Preferred Shares Series BX who wish to purchase, sell or otherwise transfer ownership of or other interests in Preferred Shares Series BX may do so only through a Participant.

(b)

The rights of persons, other than Participants, having an interest in Preferred Shares Series BX shall be limited to those established by applicable law and agreements between the Depository and the Participants and between Participants and such persons, and must be exercised through a Participant in accordance with the rules and procedures of the Depository and the Book-Entry-Only System.

(c)	Subject to applicable law and the provisions described below under article 15, the Bank is under no obligation to deliver to Participants or persons, other than Participants having an

12

interest in Preferred Shares Series BX, nor shall the Participants or persons, other than Participants having an interest in Preferred Shares Series BX, have any right to require the delivery of a certificate or other instrument evidencing an interest in a Preferred Share Series BX.

(d)

Payments of dividends and other amounts in respect of the Preferred Shares Series BX will be made by the Bank to the Depository or its nominee, as registered holder of Preferred Shares Series BX. Participants must look solely to the Depository, in accordance with the rules and procedures of the Depository and the Book-Entry-Only System, and persons, other than Participants, having an interest in Preferred Shares Series BX must look solely to Participants, for their share of payments of dividends and other amounts in respect of Preferred Shares Series BX. No person, including any Participant, shall have any claim against the Bank in respect of payments due on Preferred Shares Series BX and the obligations of the Bank shall be discharged by payment to the Depository or its nominee, as registered holder of Preferred Shares Series BX, in respect of each amount so paid.

The Bank understands that the Depository acts as the agent and depository for the Participants. The Bank assumes no liability or responsibility for: (a) any aspect of the records relating to the beneficial ownership of the Preferred Shares Series BX held by the Depository or payments relating to the shares; (b) maintaining, supervising or reviewing any records relating to the beneficial ownership of Preferred Shares Series BX held by the Depository; or (c) any action to be taken by the Depository or at the direction of the Participant.

The Bank understands that the Depository will from time to time deliver a certified list of Participants as at the date requested by the Bank showing the name and address of each Participant together with the interest of the Participants in the Preferred Shares Series BX held by Participants and such additional information as the Bank may reasonably request. The Bank may rely upon all such information provided by the Depository to the Bank.

15. TERMINATION OF BOOK-ENTRY-ONLY ISSUE – If, at any time that the Preferred Shares Series BX are held under the “Book-Entry-Only System”:

(a)	required by applicable law;

(b)	the Book-Entry-Only System ceases to exist;

(c)

the Depository advises the Bank that it is no longer willing or able to discharge properly its responsibilities as registered holder of the Preferred Shares Series BX and the Bank is unable to locate a qualified successor; or

(d)

the Bank at its option elects to terminate its arrangements with the Depository in respect of the Preferred Shares Series BX for any reason (including, without limitation, in circumstances where the Bank considers it impracticable or inefficient to effect any distribution or conversion in respect of Preferred Shares Series BX through the facilities of the Depository);

the Bank shall notify the Depository, for and on behalf of Participants and other persons having an interest in Preferred Shares Series BX, of the availability through the Depository of physical certificates in respect of Preferred Shares Series BX. The Depository will then be required to surrender the permanent global share certificate in respect of the Preferred Shares Series BX, if any, along with written instructions to the Bank as to the Participants in whose names the physical certificates are to be registered and delivered and

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the authorized denominations of the physical certificates to be registered in the name of each such Participant.

16. NON-BUSINESS DAYS – If any action or payment is required to be taken or paid by the Bank or any matter, consequence or other thing is provided to occur in respect of the Preferred Shares Series BX on a day that is not a Business Day, then such action or payment will be taken or made and such matter, consequence or other thing will occur on the immediately following day which is a Business Day unless the Bank determines to take such action or make such payment on the immediately preceding Business Day.

17. NOTICE TO REGISTERED HOLDERS – Any notice given, or required to be given, by the Bank to registered holders of Preferred Shares Series BX, shall be in writing and sent by prepaid post or delivered to each person who at the applicable record date or, if no record date is set, at the date that notice is or is required to be given is a registered holder of Preferred Shares Series BX and shall be sent to each stock exchange on which the Preferred Shares Series BX are then listed, if applicable.

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EXHIBIT B

FORM OF NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE FOLLOWING RESALE RESTRICTION IS ONLY APPLICABLE TO RESIDENTS OF CANADA WHO PURCHASED THIS SECURITY PURSUANT TO A PROSPECTUS EXEMPTION UNDER APPLICABLE CANADIAN SECURITIES LAWS: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE March 2, 2025.

ROYAL BANK OF CANADA

6.350% LIMITED RECOURSE CAPITAL NOTES, SERIES 5

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness) due 2084

This note will not constitute a deposit that is insured under the Canada Deposit Insurance Corporation Act or by the

United States Federal Deposit Insurance Corporation.

No.	CUSIP No. 780082 AT0

Issue Date: November 1, 2024	Stated Maturity: November 24, 2084

Royal Bank of Canada, a Schedule I bank under the Bank Act (herein called the “Bank”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $     (    UNITED STATES DOLLARS) on November 24, 2084, and to pay interest thereon from November 1, 2024 to, but excluding, November 24, 2034, at the rate of 6.350% per annum (after as well as before default, with interest on overdue interest at the same rate) payable quarterly in arrears on February 24, May 24, August

24 and November 24 in each year with the first payment on February 24, 2025, and, from and including November 24, 2034, to, but excluding, November 24, 2039, and each five year period thereafter from and including the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period to, but excluding, November 24 in the fifth year thereafter, until the Maturity Date, a rate per annum equal to the U.S. Treasury Rate as determined on the relevant Fixed Rate Calculation Date plus 2.257% (after as well as before default, with interest on overdue interest at the same rate), payable quarterly in arrears on February 24, May 24, August 24 and November 24 in each year, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Security Register at the close of business on the Record Date for such interest, which shall be the 2nd day (whether or not a Business Day), preceding such Interest Payment Date.

Payment of the principal of (and premium, if any) and interest on this Note will be made to the registered holder hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature in accordance with the Trustee’s applicable internal rules and procedures, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated:

Royal Bank of Canada

By
Name:
Title:

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated herein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon As Trustee

By
Authorized Officer

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of notes of the Bank (herein called the “Notes”), issued and to be issued under an Indenture, dated as of January 27, 2016 (the “Base Indenture”), between the Bank and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as amended and supplemented by the Third Supplemental Indenture, dated as of November 1, 2024 between the Bank and the Trustee (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions each Holder of the Notes by acceptance hereof assents and is hereby deemed to have notice. The Notes are limited in aggregate principal amount to $1,000,000,000.

Definitions

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Cash Redemption

Subject to any applicable law restricting the redemption of the Notes, including the Bank Act and regulations and guidelines thereunder, and provided that a Trigger Event has not occurred, upon the occurrence of a Preferred Share Redemption on any date other than the Maturity Date, a corresponding number of Outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank pursuant to the Preferred Share Redemption shall automatically and immediately be redeemed, on a full and permanent basis, without any action on the part of, or the consent of, the Holders of such Notes, for a cash amount equal to the Redemption Price.

Special Event Redemption

Subject to any applicable law restricting the redemption of the Notes, including the Bank Act and regulations and guidelines thereunder, and provided that a Trigger Event has not occurred, upon the occurrence of a Special Event Date, the Bank may, at its option, and with the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”), at any time on or within 90 days following such Special Event Date, on not less than 10 nor more than 60 days’ prior notice to the Holders, redeem the Notes, in whole but not in part, on a full and permanent basis, without any action on the part of, or the consent of, the Holders of such Notes, for the Redemption Price.

Failed Coupon Redemption

Subject to any applicable law restricting the redemption of the Notes, including the Bank Act and regulations and guidelines thereunder, and provided that a Trigger Event has not occurred, upon the occurrence of a Failed Coupon Payment Date, each Outstanding Note shall (subject to Section 1101 of the Third Supplemental Indenture) automatically and immediately be redeemed, on a full and permanent basis, without any action on the part of, or the consent of, the Holders, for the Redemption Price. A Failed Coupon Redemption is deemed to be effected on the Failed Coupon Payment Date and the rights of all the Holders as the holder of Notes shall cease at such time.

The occurrence of a Failed Coupon Payment Date shall also be a Recourse Event. See “Satisfaction of Payment Obligations with Limited Recourse Trust Assets” below.

Notice of Redemption

Notice of a Cash Redemption shall be given in writing by electronic communication or mailed, first-class postage prepaid, not less than 10 nor more than 60 days prior to the Cash Redemption Date, to each Holder to be redeemed, at his, her or its address appearing on the Security Register. Notice of a Special Event Redemption shall be given in writing by electronic communication or mailed, first-class postage prepaid, not less than 10 nor more than 60 days prior to the Special Event Redemption Date, to each Holder to be redeemed, at his, her or its address appearing on the Security Register. All notices of Cash Redemption or Special Event Redemption shall specify the Cash Redemption Date or the Special Event Redemption Date, as the case may be, the CUSIP number of the Notes (if applicable), the Redemption Price and the place or places where each such Note is to be surrendered for payment of the Redemption Price and shall state that on the Cash Redemption Date or the Special Event Redemption Date, as the case may be, the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date. In the case of a Cash Redemption or Special Event Redemption, the Bank shall, on the applicable Redemption Date, deposit an amount of money sufficient to pay the Redemption Price of all the Notes to be redeemed with the Trustee or with a Paying Agent (or, if the Bank is acting as its own Paying Agent, deposit in an account established for the purpose as provided in Section 803 of the Third Supplemental Indenture), to be paid upon presentation and surrender of the Notes to be redeemed. Provided such deposit has been made, the Notes so called for redemption shall, from and after the Cash Redemption Date or Special Event Redemption Date, as applicable, cease to bear interest.

Notice of a Failed Coupon Redemption shall be given in writing by electronic communication or mailed, first-class postage prepaid, as promptly as practicable after the Failed Coupon Payment Date, to each Holder, at his, her or its address appearing on the Security Register. All notices of Failed Coupon Redemption shall state that a Failed Coupon Redemption has occurred on the Failed Coupon Payment Date, the CUSIP numbers of the Notes (if applicable), the Redemption Price (calculated as of the Failed Coupon Payment Date) and the place or places where each such Note is to be surrendered for payment of the Redemption Price and shall further state that on the Failed Coupon Payment Date, the Redemption Price will become due and payable upon each such Note to be redeemed and that all Notes shall have ceased to be outstanding as of the Failed Coupon Payment Date and that interest thereon will cease to accrue on and after said date. Upon surrender of any such Note for redemption in accordance with the aforesaid notice, such Note shall be paid by the Bank at the Redemption Price. In the case of a Failed Coupon Redemption, the Notes so called for redemption shall, from and after the Failed Coupon Payment Date, cease to bear interest. Upon surrender of any such Note for redemption in accordance with the aforesaid notice, such Note shall be paid by the Bank at the Redemption Price.

Agreement of Holders and Beneficial Owners of the Notes

By acquiring this Note, each Holder and Beneficial Owner of the Note or any interest herein, including any person acquiring this Note or interest herein after the date hereof, irrevocably acknowledges, consents and agrees with and for the benefit of the Bank that, upon the occurrence of a Cash Redemption, Special Event Redemption, or Failed Coupon Redemption, (1) such redemption shall occur without any further action on the part of such Holder or Beneficial Owner, (2) such redemption shall not constitute an Event of Default under the terms of the Notes or the Indenture, and that following such redemption, such Holder or Beneficial Owner will not have any rights against the Bank with respect to the repayment of the principal amount of, or interest on, the Notes other than recourse to the Limited Recourse Trust Assets and (3) that in the event of a Recourse Event, the Redemption Price shall be deemed paid in full by the delivery of Limited Recourse Trust Assets.

Purchase

At any time and from time to time, the Bank may, at its option and with the prior written approval of the Superintendent, purchase Notes, in whole or in part, by tender offer, open market purchases negotiated transactions or otherwise in accordance with applicable securities laws and regulations, so long as such acquisition does not otherwise violate the terms of the Indenture, upon such terms and at such prices as the Bank may determine. Notes purchased by the Bank shall, subject to the following paragraph, be cancelled and shall not be re-issued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes at any time in the ordinary course of its business in dealing in securities, subject to applicable law.

If any Notes are to be cancelled pursuant to the preceding paragraph, the Bank shall, immediately before such purchase and with the prior written approval of the Superintendent, redeem a corresponding number of Preferred Shares then held in the Limited Recourse Trust for cancellation. The Bank shall apply, or cause the LRT Trustee to apply, the proceeds from the redemption of such Preferred Shares towards the payment of the principal amount of and any accrued and unpaid interest on the Notes.

Redemption Upon Occurrence of Non-Viability Contingent Capital Trigger Event

Upon the occurrence of a Trigger Event (as defined below) and immediately following an NVCC Automatic Conversion (as defined below), each Outstanding Note shall automatically and immediately be redeemed, on a full and permanent basis, without any action on the part of, or the consent of, the Holders, the LRT Trustee, or the Trustee, for Limited Recourse Trust Assets (which shall be the fully paid and non-assessable common shares of the Bank (the “Common Shares”) then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion).

The number of Common Shares that will be held in the Limited Recourse Trust following an NVCC Automatic Conversion and immediately before the Trigger Event Redemption will be equal to the product of (a) the number of Preferred Shares held in the Limited Recourse Trust immediately prior to an NVCC Automatic Conversion, times (b) the quotient obtained by dividing (i) the Multiplier multiplied by the Share Value, by (ii) the Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares).

For the purposes of the foregoing, the terms “Multiplier”, “Share Value” and “Conversion Price” shall have the respective meanings ascribed to them in the terms and conditions applicable to the Preferred Shares, and:

“NVCC Automatic Conversion” means, upon the occurrence of a Trigger Event, the automatic conversion of each outstanding Preferred Share into fully-paid and non-assessable Common Shares in accordance with the terms of the Preferred Shares.

“Trigger Event” has the meaning set out in the Office of the Superintendent of Financial Institutions (Canada) (“OSFI”) Capital Adequacy Requirements (CAR) Guideline, Chapter 2 – Definition of Capital, effective November 2023, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

•

the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•

a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

Notwithstanding any other provision in this Note or in the Indenture, the redemption of the Notes in connection with a Trigger Event Redemption shall not be an Event of Default and the only consequence of a Trigger Event and the resulting Trigger Event Redemption shall be the redemption of the Notes for Limited Recourse Trust Assets (which shall be the fully-paid and non-assessable Common Shares then held in the Limited Recourse Trust pursuant to an NVCC Automatic Conversion).

Satisfaction of Payment Obligations with Limited Recourse Trust Assets

Notwithstanding any other provision in this Note or in the Indenture, the sole remedy of Holders in the event of a Recourse Event (including, for the avoidance of doubt, the non-payment of the principal amount of, interest on or the Redemption Price for the Notes when due) shall be recourse to the applicable Limited Recourse Trust Assets. Upon any such Recourse Event, the Bank shall deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to the Holders, and the delivery of Limited Recourse Trust Assets to the Holder shall be deemed to be in full satisfaction of the Notes and shall extinguish all claims of such Holders against the Bank in accordance with Section 604 of the Third Supplemental Indenture regardless of whether the value of such Limited Recourse Trust Assets is less than the principal amount of and any accrued and unpaid interest on the Notes or the Redemption Price of the Notes, as applicable.

Right Not to Deliver Common Shares or Preferred Shares upon Recourse Event

Upon a Recourse Event, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares or Preferred Shares issuable thereupon to any Person whom the Bank or its transfer agent has reason to believe is an Ineligible Person (as defined below) or any Person who, by virtue of that delivery, would become a Significant Shareholder (as defined below). In such circumstances, the Bank will hold, as agent for such Persons, the Common Shares or Preferred Shares that would have otherwise been delivered to such Persons and will attempt to facilitate the sale of such Common Shares or Preferred Shares to parties other than the Bank and its Affiliates on behalf of such Persons through a registered dealer to be retained by the Bank on behalf of such Persons. Those sales (if any) may be made at any time and at any price. The Bank shall not be subject to any liability for failure to sell any such Common Shares or Preferred Shares on behalf of such Persons or at any particular price on any particular day. The net proceeds received by the Bank from the sale of any such Common Shares or Preferred Shares will be divided among the applicable Persons in proportion to the number of Common Shares or Preferred Shares that would otherwise have been delivered to them after deducting the costs of sale and any applicable withholding taxes. The Bank shall deliver a check or send a wire transfer in immediately available funds representing the aggregate net proceeds to the Depositary (if the Common Shares or Preferred Shares are then held in the form of one or more global securities) or in all other cases to such Persons in accordance with the regular practices and procedures of Depositary or otherwise. For the purposes of the foregoing:

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada to the extent that the issuance by the Bank or delivery by its transfer agent to that person of Common Shares or Preferred Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank or delivery by its transfer agent to that person of Common Shares or Preferred Shares would cause the Bank to be in violation of any law to which the Bank is subject.

“Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act.

Other

The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Indebtedness (including all Subordinated Indebtedness of the Bank other than Junior Subordinated Indebtedness), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Indebtedness, other than Junior Subordinated Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

Notwithstanding the foregoing, in the event of the occurrence of a Recourse Event, including an Event of Default, the sole remedy of Holders shall be recourse to the applicable Limited Recourse Trust Assets.

Upon the occurrence of a Trigger Event, each Preferred Share will be automatically converted into Common Shares pursuant to an NVCC Automatic Conversion, and immediately following such NVCC Automatic Conversion, each outstanding Note will automatically and immediately be redeemed for the same number of Common Shares into which the Preferred Shares converted pursuant to such NVCC Automatic Conversion, such that the subordination provisions of the Notes will not be relevant since all of the Notes will have been converted into Common Shares which will rank on parity with all other Common Shares of the Bank.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Notes under the Indenture at any time by the Bank and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Notes affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Notwithstanding any provision of the Indenture, without the prior consent of the Superintendent, no amendment to or variation of terms of this Note, the Indenture, or any supplemental indenture thereto that would affect the regulatory capital classification of such Notes under the guidelines for capital adequacy requirements for banks in Canada shall be made.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (1) such Holder shall have previously given the Trustee written notice of a continuing Event of Default or non-payment of the Redemption Price with respect to the Notes or failure of the Bank to deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder, (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or failure to pay the Redemption Price or failure of the Bank to deliver, or cause the LRT Trustee to deliver, the applicable Limited Recourse Trust Assets to a Holder, in its own name as Trustee hereunder, (3) such Holder or Holders have offered to the Trustee full indemnity against reasonable costs, expenses and liabilities to be incurred in compliance with such request, (4) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (5) no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Majority Holders. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein if a Trigger Event has not occurred, provided, however, that the sole remedy of Holders if the Bank does not make such payment shall be recourse to the Limited Recourse Trust Assets.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Bank to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed, provided, however, that the sole remedy of Holders if the Bank does not make such payment shall be recourse to the Limited Recourse Trust Assets.

For disclosure purposes under the Interest Act (Canada), whenever in the Notes or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Bank in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Book-Entry Only Issue

Except as required by applicable law, as provided by the rules and procedures of the Book-Entry-Only System or as otherwise agreed by the Bank and the Depositary, the Notes shall be issued and held under the Book-Entry-Only System and shall be represented by a single fully-registered Global Note registered in the name of a Depositary. For these purposes “Book-Entry-Only System” means the book-entry-only securities services administered by the Depositary in accordance with the operating rules and procedures therefor.

No service charge shall be made for any such registration of transfer or exchange, but the Bank or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Bank, the Trustee and any agent of the Bank or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Bank, the Trustee or any such agent shall be affected by notice to the contrary.